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                                                                   EXHIBIT 10.12

                               5th December, 2003

                          [NAME OF COMPANY IN CHINESE]
                     (CHINA LIFE INSURANCE COMPANY LIMITED)

                          [NAME OF COMPANY IN CHINESE]
                     (CHINA LIFE INSURANCE (GROUP) COMPANY)

                          THE JOINT GLOBAL COORDINATORS
                               (as defined herein)

                               THE JOINT SPONSORS
                               (as defined herein)

                                       and

                           THE HONG KONG UNDERWRITERS
                               (as defined herein)

                         ==============================

                             UNDERWRITING AGREEMENT

                         ==============================

                                BAKER & McKENZIE
                           14th Floor, Hutchison House
                                10 Harcourt Road
                                    Hong Kong

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                                    CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----

SECTION I: INTERPRETATION......................................................3

   1.   Interpretation.........................................................3

SECTION II: CONDITIONS........................................................13

   2.   Conditions............................................................13

SECTION III: THE HONG KONG PUBLIC OFFERING, UNDERWRITING AND OTHER MATTERS....15

   3.   The Hong Kong Public Offering.........................................15

   4.   The Hong Kong Offering Documents......................................18

   5.   Underwriting..........................................................18

   6.   Payment under the Hong Kong Public Offering...........................21

SECTION IV: COMMISSION AND EXPENSES...........................................23

   7.   Commission and expenses...............................................23

SECTION V: STABILIZATION......................................................25

   8.   Stabilization.........................................................25

SECTION VI: REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS......................26

   9.   Representations, warranties and undertakings relating
        to the Company........................................................26

   10.  Rights in relation to the Warranties..................................26

SECTION VII: FURTHER UNDERTAKINGS.............................................29

   11.  Further undertakings..................................................29

SECTION VIII: TERMINATION.....................................................34

   12.  Termination...........................................................34

SECTION IX: INDEMNITY.........................................................37

   13.  Indemnity.............................................................37

                                        i

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SECTION X: GENERAL PROVISIONS.................................................40

   14.  Remedies, waivers and release.........................................40

   15.  Assignment............................................................40

   16.  Further assurance.....................................................40

   17.  Entire agreement......................................................41

   18.  Notices...............................................................41

   19.  Announcements.........................................................42

   20.  Time of essence.......................................................43

   21.  Invalidity............................................................43

   22.  Governing law.........................................................44

   23.  Jurisdiction and dispute resolution...................................44

   24.  Immunity..............................................................45

   25.  Judgment currency indemnity...........................................45

   26.  Counterparts..........................................................46

SCHEDULE 1   The Joint Global Coordinators....................................47
SCHEDULE 2   The Joint Sponsors...............................................48
SCHEDULE 3   The Hong Kong Underwriters.......................................49
SCHEDULE 4   The Warranties...................................................52
SCHEDULE 5   The Conditions precedent documents...............................75
SCHEDULE 6   Hong Kong Underwriters' set off arrangements.....................79
SCHEDULE 7   The Contingency Plan.............................................81

SIGNATURE PAGE................................................................87

                                       ii

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THIS AGREEMENT is made on 5th December, 2003

BETWEEN:

(1) [NAME OF COMPANY IN CHINESE] (CHINA LIFE INSURANCE COMPANY LIMITED) of 16 Chaowai Avenue, Chaoyang District, Beijing 100020, the People's Republic of China (the "Company");

(2) [NAME OF COMPANY IN CHINESE] (CHINA LIFE INSURANCE (GROUP) COMPANY) of 5 Guanyingyuan Xiqu, Xicheng District, Beijing 100035, the People's Republic of China (the "Selling Shareholder");

(3) THE JOINT GLOBAL COORDINATORS whose respective names and addresses are set out in Schedule 1 (together, the "Joint Global Coordinators" and individually, a "Joint Global Coordinator");

(4)     THE JOINT SPONSORS whose respective names and addresses are set out in
        Schedule 2 (together, the "Joint Sponsors" and individually, a "Joint Sponsor"); and

(5) THE HONG KONG UNDERWRITERS whose respective names and addresses are set out in Schedule 3 (together, the "Hong Kong Underwriters" and individually, a "Hong Kong Underwriter").

WHEREAS:

(A)     The Company has obtained the following approvals:

        (i) the approval (Bao Jian Fu [2003] No.88) dated 16th May, 2003 of China Insurance Regulatory Commission concerning the Restructuring and listing of the Company;

        (ii) the approval (Cai Qi [2003] No.77) dated 25th June, 2003 of the Ministry of Finance of the PRC concerning relevant issues of State owned equity shares administration; and

        (iii) the approval (Bao Jian Fu [2003] No.190) dated 20th September, 2003 of China Insurance Regulatory Commission concerning the conversion of the Company to an offshore fund-raising company.

        and, having obtained such approvals, the Restructuring was implemented.

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(B)     On 30th June, 2003, a business licence (No. 1000001003796(4-2)) was issued by the PRC State Administration for Industry and Commerce to the Company, whereupon the Company was established.

(C) The Company submitted an application (together with all necessary supporting documents) to the Registrar of Companies in Hong Kong to be registered as an oversea company in Hong Kong under Part XI of the Companies Ordinance and has been registered accordingly on 26th August, 2003.

(D) The Company obtained the approval (Zheng Jian Guo He Zi [2003] No. 35) dated 3rd November, 2003 of the China Securities Regulatory Commission authorising the Company to apply for the listing of the H Shares on the Hong Kong Stock Exchange and the listing of the ADSs on the New York Stock Exchange, Inc.

(E) As at the date of this Agreement, the Company has a share capital of RMB20 billion, all of which are fully paid and owned by the Selling Shareholder.

(F) At a meeting of the board of Directors held on 12th November, 2003, resolutions were passed pursuant to which, inter alia, the Directors were authorised to agree and sign on behalf of the Company this Agreement and other relevant documents in connection with the Global Offering. Written resolutions were passed by a committee of the board of Directors on 5th December, 2003 pursuant to which all the other relevant documents in connection with the Global Offering were approved.

(G) The Company has agreed to offer for subscription, and the Selling Shareholder has agreed to offer for sale, the Offer Shares pursuant to the Global Offering, with the Hong Kong Offer Shares being offered pursuant to the Hong Kong Public Offering, the US Offer Shares being offered pursuant to the US Offering and the International Offer Shares being offered pursuant to the International Offering.

(H) The Company and the Selling Shareholder are expected to, respectively, grant to the Joint Global Coordinators for and on behalf of the US Underwriters and International Underwriters an Over-allotment Option to require the Company to allot and issue and the Selling Shareholder to sell up to an aggregate of 882,352,000 additional H Shares and 88,235,000 additional H Shares, respectively (either of which may be deliverable in the form of a corresponding number of ADSs), solely to cover over-allocations in connection with the US Offering and the International Offering.

(I) The Company has appointed the Joint Sponsors to sponsor the Company jointly in relation to the application to the Hong Kong Stock Exchange for the granting of and permission to deal in the Offer Shares.

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NOW IT IS AGREED as follows:

                            SECTION I: INTERPRETATION

1.      INTERPRETATION

(A) In this Agreement (including the recitals and the Schedules), the following expressions shall, unless the context otherwise requires, have the following meanings:

        "Acceptance Date"                11th December, 2003 being the date on
                                         which the application lists for the
                                         Hong Kong Offer Shares will close as
                                         stated in the section headed "How to
                                         apply for Hong Kong Offer Shares" in
                                         the Prospectus (or such other later
                                         date as such application lists may
                                         close as stated in the Prospectus and
                                         the Application Forms);

        "Accounts Date"                  30th June, 2003;

        "Actuarial Consultants"          Tillinghast-Towers Perrin;

        "ADSs" American depositary shares issued by JP Morgan Chase Bank each representing ownership of 40 H Shares, which are to be listed on the New York Stock Exchange, Inc.;

        "affiliate"                      in relation to a particular company,
                                         any company or other entity which is
                                         its holding company or subsidiary, or
                                         any subsidiary of its holding company
                                         or which directly, or indirectly
                                         through one or more intermediaries,
                                         controls or is controlled by, or is
                                         under common control with, the company
                                         specified. For the purpose of this
                                         definition the term "control"
                                         (including the terms "controlling",
                                         "controlled by" and "under common
                                         control with") means the possession,
                                         direct or indirect, of the power to
                                         direct or cause the direction of the
                                         management and policies of a person,
                                         whether through the ownership of voting
                                         securities, by contract, or otherwise;

        "Agreement Among Hong Kong       the agreement to be entered into
        Underwriters"                    between the Joint Global Coordinators,
                                         the Joint Sponsors and the Hong Kong
                                         Underwriters at the date hereof;

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        "AMC"                            [NAME OF COMPANY IN CHINESE] (China
                                         Life Asset Management Company Limited),
                                         a joint venture company established by
                                         the Company and CLIC on 23rd November,
                                         2003;

        "Application Forms"              the white and yellow application forms
                                         for the Hong Kong Offer Shares each in
                                         the agreed form to be issued by the
                                         Company with the Prospectus;

        "Approval"                       any consent, approval, authorisation,
                                         sanction, permission, order, franchise,
                                         registration, filing, clearance,
                                         qualification, licence, permit,
                                         certificate or declaration;

        "Business Day"                   any day on which licensed banks
                                         generally are open for business in Hong
                                         Kong (excluding a Saturday for the
                                         purpose of this definition);

        "CCASS" the Central Clearing and Settlement System established and operated by Hongkong Clearing;

        "Claw Back Shares"               the US Offer Shares and the
                                         International Offer Shares (excluding
                                         the Corporate Placing Shares) withdrawn
                                         from the US Offering or the
                                         International Offering (as the case may
                                         be) and made available as an additional
                                         part of the Hong Kong Offer Shares for
                                         subscription or purchase pursuant to
                                         the Hong Kong Public Offering pursuant
                                         to clause 3(G) and as described in the
                                         Prospectus;

        "Closing"                        the time when payment is to be made
                                         under clause 6, after the Conditions
                                         have been fulfilled or waived in
                                         accordance with this Agreement, which
                                         is expected to be 8:00 a.m. on 18th
                                         December, 2003 or otherwise as agreed
                                         between the Company, the Selling
                                         Shareholder and the Joint Global
                                         Coordinators (on behalf of the Hong
                                         Kong Underwriters);

        "Companies Ordinance"            the Companies Ordinance (Chapter 32 of
                                         the Laws of Hong Kong), as amended;

        "Company Accounts"               the audited financial statements of the
                                         Group for each of the financial years
                                         ended 31st December 2000, 2001 and 2002
                                         and for the 6 months ended 30th June,
                                         2003;

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        "Company Pro Forma Financial     the unaudited pro forma financial
        Statements"                      statements of the Group for the year
                                         ended 31st December, 2002, for each of
                                         the 6 months ended 30th June, 2002 and
                                         2003 and as of 30th June, 2003;

        "Conditions"                     the conditions set out in clause 2(A);

        "Contingency Plan"               the contingency plan substantially in
                                         the form as set out in Schedule 7;

        "Corporate Investors"            Mitcham Resources Limited (a indirect
                                         wholly-owned subsidiary of Cheung Kong
                                         (Holdings) Limited), Hutchison
                                         International Limited (a wholly-owned
                                         subsidiary of Hutchison Whampoa
                                         Limited), Richbo Investment Limited (an
                                         indirect wholly-owned subsidiary of
                                         Henderson Development Limited), and
                                         Chow Tai Fook Nominee Limited (a
                                         company indirectly controlled by Chow
                                         Tai Fook Enterprises Limited), each a
                                         "Corporate Investor";

        "Corporate Placing"              the placing of an aggregate of such
                                         maximum number of H Shares (or ADSs at
                                         the discretion of the relevant
                                         Corporate Investor) as may be purchased
                                         with US$500 million at the price stated
                                         in the International Underwriting
                                         Agreement to the Corporate Investors as
                                         part of the International Offering as
                                         further described in the section headed
                                         "Structure of the Global Offering" in
                                         the Prospectus;

        "Corporate Placing Agreement"    each corporate placing agreement dated
                                         5th December, 2003 among the Company,
                                         the Joint Global Coordinators and each
                                         relevant Corporate Investor setting out
                                         the terms and conditions subject to
                                         which such Corporate Investor is to
                                         subscribe for Corporate Placing Shares
                                         under the Corporate Placing;

        "Corporate Placing Shares"       the H Shares (or ADSs at the discretion
                                         of the Joint Global Coordinators acting
                                         on the instructions of the relevant
                                         Corporate Investor) to be placed with
                                         the Corporate Investors pursuant to the
                                         Corporate Placing;

        "Director(s)"                    the director(s) of the Company;

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        "Formal Notice"                  the formal notice substantially in the
                                         agreed form required under Rule 12.02,
                                         Chapter 12 of the Hong Kong Listing
                                         Rules to be published in connection
                                         with the Hong Kong Public Offering in
                                         the newspapers;

        "Global Offering"                the Hong Kong Public Offering, the US
                                         Offering and the International
                                         Offering;

        "Governmental Authority"         any public, regulatory or governmental
                                         agency or authority (including, without
                                         limitation, the Hong Kong Stock
                                         Exchange, the SFC and the SEC), other
                                         authority and any court at the
                                         national, provincial, municipal or
                                         local level;

        "Group"                          the Company and any of its subsidiaries
                                         from time to time;

        "H Shares"                       overseas listed foreign invested shares
                                         of par value RMB1.00 each in the share
                                         capital of the Company to be traded in
                                         Hong Kong dollars and for which
                                         applications have been made for the
                                         grant of the listing and permission to
                                         deal on the Hong Kong Stock Exchange;

        "HK dollars" and "HK$"           Hong Kong dollars, the lawful currency
                                         of Hong Kong;

        "holding company"                has the meaning ascribed thereto in
                                         section 2 of the Companies Ordinance;

        "Hongkong Clearing"              Hong Kong Securities Clearing Company
                                         Limited;

        "Hong Kong"                      Hong Kong Special Administrative Region
                                         of the PRC;

        "Hong Kong Listing Rules"        the Rules Governing the Listing of
                                         Securities on The Stock Exchange of
                                         Hong Kong Limited;

        "Hong Kong Offer Shares"         the Initial Hong Kong Offer Shares (i)
                                         together with, where applicable, the
                                         Claw Back Shares, or (ii) as may be
                                         adjusted pursuant to clause 5(G);

        "Hong Kong Offering Documents"   the Prospectus and the Application
                                         Forms;

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        "Hong Kong Price Determination   the letter agreement to be entered into
        Agreement"                       between the Joint Global Coordinators,
                                         on behalf of the Hong Kong
                                         Underwriters, the Company and the
                                         Selling Shareholder immediately
                                         following the determination of the
                                         Offer Price in accordance with clause
                                         3(F) to record the price so determined;

        "Hong Kong Public Offering"      the offering of the Hong Kong Offer
                                         Shares in Hong Kong on and subject to
                                         the terms and conditions set out in the
                                         Hong Kong Offering Documents;

        "Hong Kong Stock Exchange"       The Stock Exchange of Hong Kong
                                         Limited;

        "Initial Hong Kong Offer         the 323,529,000 H Shares being
        Shares"                          initially offered for subscription by
                                         the Company and sale by the Selling
                                         Shareholder in the Offer Ratio pursuant
                                         to the Hong Kong Public Offering and
                                         excluding any Claw Back Shares or any
                                         adjustment made pursuant to clause
                                         5(G);

        "International Offer Shares"     the ADSs (or H Shares as the case may
                                         be) initially offered by the Company
                                         and the Selling Shareholder pursuant to
                                         the International Offering subject to
                                         the provisions of clauses 3(G) and 5(G)
                                         and the Over-allotment Option;

        "International Offering"         the offering of ADSs or (at the option
                                         of investors) H Shares outside the
                                         United States and Canada (including to
                                         professional and institutional
                                         investors within Hong Kong) and which
                                         includes the Corporate Placing and a
                                         public offering without listing in
                                         Japan;

        "International Underwriters"     the group of underwriters which is
                                         expected to enter into the
                                         International Underwriting Agreement to
                                         underwrite the International Offering;

        "International Underwriting      the underwriting agreement relating to
        Agreement"                       the US Offering and the International
                                         Offering expected to be entered into
                                         between the Company, the Selling
                                         Shareholder, the Joint Global
                                         Coordinators, the US Underwriters and
                                         the International Underwriters on or
                                         following the Price Determination Date;

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        "Intersyndicate Agreement"       the agreement to be entered into
                                         between the Joint Global Coordinators,
                                         the representative of the Hong Kong
                                         Underwriters and the representatives of
                                         the US Underwriters and the
                                         International Underwriters;

        "Investment Company Act"         the US Investment Company Act of 1940,
                                         as amended;

        "Law" any law, rule, regulation, guideline, opinion, notice, circular, order, judgment, decree or ruling of any Governmental Authority;

        "Listing Committee"              the Listing Committee of the Hong Kong
                                         Stock Exchange;

        "Nominee"                        HSBC Nominees (Hong Kong) Limited, in
                                         whose name the application moneys are
                                         to be held by the Receiving Bankers
                                         under the Receiving Bankers'
                                         Agreements;

        "Offer Price"                    the price per H Share for the Hong Kong
                                         Offer Shares as fixed in accordance
                                         with the provisions of clause 3(F);

        "Offer Ratio"                    the ratio between the number of H
                                         Shares being initially offered for
                                         subscription by the Company and the
                                         number of H Shares being initially
                                         offered for sale by the Selling
                                         Shareholder under the Hong Kong Public
                                         Offering, which ratio is expected to be
                                         91:9;

        "Offer Shares"                   the 5,882,353,000 H Shares and
                                         588,235,000 H Shares (which, in the
                                         case of the US Offering and the
                                         International Offering, are represented
                                         by ADSs unless otherwise requested by
                                         the Joint Global Coordinators
                                         exercising their discretion pursuant to
                                         the International Underwriting
                                         Agreement) respectively being initially
                                         offered for subscription (by the
                                         Company) and sale (by the Selling
                                         Shareholder) pursuant to the Global
                                         Offering together with any further H
                                         Shares (which, in some cases, may be
                                         represented by ADSs) allotted and sold
                                         pursuant to the exercise of the
                                         Over-allotment Option;

        "Over-allotment Option"          the options expected to be granted by
                                         the Company and the Selling Shareholder
                                         to the US Underwriters and the
                                         International Underwriters exercisable
                                         by the Joint Global Coordinators on
                                         behalf of the US Underwriters and the
                                         International Underwriters under the
                                         International Underwriting Agreement to
                                         require the Company to allot and issue
                                         up to an aggregate of 882,352,000
                                         additional H Shares and the Selling
                                         Shareholder to sell up to an aggregate
                                         of 88,235,000 additional H Shares
                                         (which may in each case be deliverable
                                         in the form of ADSs) solely to cover
                                         over-allocations in connection with the
                                         US Offering and the International
                                         Offering;

        "PRC" the People's Republic of China, which, for the purpose of this Agreement, excludes Hong Kong, Macau Special Administrative Region of the PRC and Taiwan;

        "Price Determination Date"       the date on which the Offer Price is
                                         determined in accordance with the
                                         provisions of clause 3(F), which is
                                         expected to be on or about 11th
                                         December, 2003;

        "Proceedings"                    any suit, action or proceeding arising
                                         out of or in connection with this
                                         Agreement;

        "Prospectus"                     the prospectus to be issued by the
                                         Company in connection with the Hong
                                         Kong Public Offering substantially in
                                         the agreed form;

        "Prospectus Date"                8th December, 2003;

        "Receiving Bankers"              The Hongkong and Shanghai Banking
                                         Corporation Limited, Bank of China
                                         (Hong Kong) Limited and The Bank of
                                         East Asia, Limited, the banks appointed
                                         to hold the application moneys received
                                         in connection with the Hong Kong Public
                                         Offering pursuant to the Receiving
                                         Bankers' Agreements;

        "Receiving Bankers' Agreements"  the agreements appointing the Receiving
                                         Bankers in the agreed form;

        "Registrar's Agreement"          the agreement between the Share
                                         Registrar and the Company in the agreed
                                         form;

        "Renminbi" and "RMB"             Renminbi, the lawful currency of the
                                         PRC;

        "Reporting Accountants"          PricewaterhouseCoopers;

        "Restructuring"                  has the meaning ascribed thereto in the
                                         Prospectus;

        "SEC"                            the US Securities and Exchange
                                         Commission;

        "Securities Act"                 the US Securities Act of 1933, as
                                         amended;

        "SFC"                            the Securities and Futures Commission
                                         of Hong Kong;

        "Share Registrar"                Computershare Hong Kong Investor
                                         Services Limited;

        "subsidiary"                     has the meaning ascribed to it in the
                                         Companies Ordinance;

        "Taxation"                       all forms of taxation whether in Hong
                                         Kong or elsewhere in the world wherever
                                         imposed and all statutory,
                                         governmental, state, provincial, local
                                         governmental or municipal impositions,
                                         duties and levies and all penalties,
                                         charges, costs and interest relating
                                         thereto;

        "transaction"                    any transaction, act, event, omission
                                         or circumstance existing of whatever
                                         nature;

        "Under-Subscription"             has the meaning given to it under
                                         clause 5(A);

        "Underwriters"                   the Hong Kong Underwriters, the US
                                         Underwriters and the International
                                         Underwriters;

        "United States" and "US"         the United States of America, its
                                         territories, its possessions, any State
                                         of the United States of America and the
                                         District of Columbia;

        "US dollar" and "US$"            United States dollar, the lawful
                                         currency of the United States;

        "US Offer Shares"                the ADSs (or H Shares as the case may
                                         be) initially offered by the Company
                                         and the Selling Shareholder pursuant to
                                         the US Offering subject to the
                                         provisions of clauses 3(G) and 5(G) and
                                         the Over-allotment Option;

        "US Offering"                    the offering of ADSs or (at the option
                                         of investors) H Shares in the US and
                                         Canada;

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        "US Underwriters"                the group of underwriters which is
                                         expected to enter into the
                                         International Underwriting Agreement to
                                         underwrite the US Offering;

        "Valid Applications"             applications under the Hong Kong Public
                                         Offering from persons made before the
                                         closing of the application lists (a) by
                                         giving electronic application
                                         instructions to Hongkong Clearing (i)
                                         which have been duly submitted and are
                                         otherwise in accordance with the terms
                                         and conditions of the Hong Kong
                                         Offering Documents and (ii) the debit
                                         from such person's Designated Bank
                                         Account (as defined in the General
                                         Rules of CCASS) to effect such
                                         instructions has been accepted by the
                                         relevant bank when first requested or
                                         (b) on Application Forms which (i) have
                                         been duly completed and submitted and
                                         are otherwise in accordance with the
                                         terms and conditions of the Hong Kong
                                         Offering Documents and (ii) are
                                         accompanied by cheques or banker's
                                         cashier orders for the full amount
                                         payable on application which are
                                         honoured on first presentation (or, and
                                         without prejudice to the provisions of
                                         clauses 5(A) and 5(E), if practicable
                                         in the circumstances and requested by
                                         the Joint Global Coordinators (for
                                         themselves and on behalf of the Hong
                                         Kong Underwriters) or the Company, on
                                         further presentation) and subject to
                                         the provisions of clauses 3(D) and
                                         3(E);

        "Verification Notes"             the verification notes in respect of
                                         the Prospectus prepared by Baker &
                                         McKenzie dated 5th December, 2003
                                         (signed copies of which have been or
                                         will be delivered to the Joint
                                         Sponsors); and

        "Warranties"                     the representations, warranties and
                                         undertakings in Schedule 4 and given or
                                         made, or deemed to be given or made,
                                         pursuant to clause 9 and "Warranty"
                                         shall be construed accordingly.

(B)     In this Agreement, unless otherwise specified:

        (i) references to recitals, clauses, sub-clauses, paragraphs and Schedules are to recitals, clauses, sub-clauses, paragraphs of, and schedules to, this Agreement;

        (ii) a reference to any ordinance, statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

        (iii) references to a "company" shall be construed so as to include any company, corporation or other body corporate, whenever and however incorporated or established;

        (iv) references to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

        (v) references to writing shall include any mode of reproducing words in a legible and non-transitory form;

        (vi) unless otherwise specified, references to dates are to Hong Kong dates and references to times of the day are to Hong Kong time;

        (vii) all headings to clauses, sections and Schedules are for convenience only and do not affect the interpretation of this Agreement;

        (viii) all words denoting the singular shall include the plural and vice versa;

        (ix) references to the "closing of the application lists" shall be construed in accordance with clause 3(D);

        (x) the Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules; and

        (xi) a reference to a document being "in the agreed form" means such document in a form agreed and initialled for the purpose of identification by Baker & McKenzie and Allen & Overy.

                             SECTION II: CONDITIONS

2.      CONDITIONS

(A) The obligations of the Hong Kong Underwriters under this Agreement are conditional upon:

        (i) the Joint Global Coordinators, on behalf of the Hong Kong Underwriters, receiving the documents listed in Schedule 5, Part A on or before the day immediately preceding the Prospectus Date, and the documents listed in Schedule 5, Part B not later than the time of the delivery of the "whole world" comfort letter covering the Global Offering outside Hong Kong as required under the International Underwriting Agreement, and the documents listed in Schedule 5, Part C not later than 5:00 p.m. on the Business Day before the Closing, in each case, in form and content satisfactory to the Joint Global Coordinators;

        (ii) the lodging of the Prospectus (and other required documents) with the Hong Kong Stock Exchange, and the Hong Kong Stock Exchange issuing a certificate pursuant to section 342C(5) of the Companies Ordinance certifying that it authorises registration of the Prospectus on or before the day immediately preceding the Prospectus Date;

        (iii) the lodging of one copy of the Prospectus duly certified by two Directors (or by their agents duly authorised in writing) as having been approved by the resolutions of the board of Directors and having all the documents required by the provisions of section 342C of the Companies Ordinance to be endorsed thereon or attached thereto with the Registrar of Companies in Hong Kong on or before the day immediately preceding the Prospectus Date, and the Registrar of Companies in Hong Kong registering the same on or before the day immediately preceding the Prospectus Date;

        (iv) listing of and permission to deal in all the Offer Shares being granted (subject only to allotment) by the Listing Committee in principle on or before the Price Determination Date and dealings in the Offer Shares being allowed by the Hong Kong Stock Exchange to commence on the Hong Kong Stock Exchange on or before 18th December, 2003 (or such later date as the Company and the Joint Global Coordinators on behalf of the Hong Kong Underwriters may agree) (and such listing and permission not subsequently being revoked prior to the time and date detailed in clause 12(A));

        (v)     (a)     the execution and delivery of the International
                        Underwriting Agreement on the Price Determination Date;
                        and

                (b) the International Underwriting Agreement becoming unconditional in accordance with its terms (other than any condition for this Agreement to become unconditional) and not having been terminated in accordance with its terms or otherwise, prior to 8:00 a.m. on the morning on which dealing is scheduled to commence in the Offer Shares on the Hong Kong Stock Exchange; and

        (v) the Offer Price having been fixed on the Price Determination Date in accordance with the provisions of clause 3(F) and the Hong Kong Price Determination Agreement having been executed by the Company, the Selling Shareholder and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters).

(B) Each of the Company and the Selling Shareholder undertakes to use its best endeavours to procure the fulfilment of the conditions set out in clause 2(A) and in particular shall furnish such information, supply such documents, pay such fees, give such undertakings and do all such acts and things as may be reasonably required by the Joint Global Coordinators (on behalf of the Hong Kong Underwriters), the Hong Kong Stock Exchange, the SFC and the Registrar of Companies in Hong Kong in connection with the application for the listing of and permission to deal in the Offer Shares and the fulfilment of such conditions.

(C) The Joint Global Coordinators, for themselves and on behalf of the Hong Kong Underwriters, may, at any time, waive any or all of the Conditions or extend the deadline for the fulfilment of such Conditions by such number of days or in such manner as they may in their absolute discretion determine.

(D) In the event that any of the Conditions is not fulfilled or waived, or in the event that the Price Determination Date shall not occur, on or prior to 7th January, 2004, this Agreement shall terminate with immediate effect and the provisions of clause 12(B) shall apply.

                   SECTION III: THE HONG KONG PUBLIC OFFERING,
                         UNDERWRITING AND OTHER MATTERS

3.      THE HONG KONG PUBLIC OFFERING

(A) The Company and the Selling Shareholder will in accordance with the Offer Ratio offer the Hong Kong Offer Shares for subscription or purchase by the public in Hong Kong at a price not to exceed the maximum offer price of HK$3.61 per H Share as stated in the Hong Kong Offering Documents, payable in full on application in Hong Kong dollars together with relevant brokerage, SFC transaction levy, investor compensation levy and Hong Kong Stock Exchange trading fee on and subject to the terms and conditions set out in the Hong Kong Offering Documents and this Agreement.

(B) The Company and the Selling Shareholder hereby appoint, to the exclusion of all others, the Joint Global Coordinators to act as joint global coordinators and joint global bookrunners of the Global Offering, and, relying on the representations, warranties and undertakings herein contained and subject as hereafter mentioned, the Joint Global Coordinators respectively accept such appointments.

        The Company and the Selling Shareholder hereby appoint the Hong Kong Underwriters on the terms and subject to the conditions of this Agreement, and to the exclusion of all others, as underwriters of the Hong Kong Public Offering and, as agents of the Company and the Selling Shareholder, to assist the Company and the Selling Shareholder to procure applications for the Hong Kong Offer Shares under and in connection with the Hong Kong Public Offering. On and subject to the terms and conditions of this Agreement, and relying on the representations, warranties and undertakings herein contained and subject as hereafter mentioned, the Hong Kong Underwriters respectively accept such appointments.

        The Company and the Selling Shareholder hereby confirm that the foregoing appointments confer on the respective Joint Global Coordinators and, as the case may be, the respective Hong Kong Underwriters all powers, authorities and discretions on behalf of the Company and the Selling Shareholder contemplated by this Agreement or the Hong Kong Offering Documents or which are otherwise necessary for, or reasonably incidental to, such appointments and/or the lawful making of the Hong Kong Public Offering and/or the application for listing of and permission to deal in the Offer Shares on the Hong Kong Stock Exchange, and hereby agree to ratify and confirm everything which any Joint Global Coordinator or, as the case may be, any Hong Kong Underwriter shall lawfully do in the exercise of any such appointments, powers, authorities and discretions.

        Each such appointment is made on the basis, and on terms, that each appointee is irrevocably authorised to delegate all or any of its relevant rights, duties, powers and discretions in such manner and on such terms as it thinks fit (with or without formality and without prior notice of any such delegation being required to be given to the Company or the Selling Shareholder) to any one or more of its affiliates. Each of the above-named appointees shall remain liable for all acts and omissions of any of its affiliates to which it delegates relevant rights, duties, powers and/or discretions pursuant to this clause notwithstanding any such delegation.

(C) The Company will, subject to registration of the Prospectus in accordance with clause 2(A)(iii), cause the Formal Notice to be published in the newspapers and on the date(s) as the Company may agree. The Company will cause such number of copies of the Prospectus together with Application Forms as the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) may reasonably request to be delivered to the Joint Global Coordinators or as the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) may direct for the purpose of issuing the same generally.

(D) The application lists for the Hong Kong Offer Shares will, subject as mentioned below, open at 11:45 a.m. on the Acceptance Date and will close at 12:00 noon on the same day. In the event of a tropical cyclone warning signal No. 8 or above or a "black" rainstorm warning signal (in any such case, a "signal") being in force in Hong Kong at any time between 8:00 a.m. and 12:00 noon on the Acceptance Date then the application lists will open at 11:45 a.m. and close at 12:00 noon on the next Business Day on which no signal remains in force at any time between 8:00 a.m. and 12:00 noon and all references in this Agreement to the closing of the application lists shall be construed accordingly.

(E) The Company and the Selling Shareholder agree that the Joint Global Coordinators shall, in consultation with the Company and the Selling Shareholder, have the sole and exclusive right, on and subject to the terms and conditions set out in the Hong Kong Offering Documents and this Agreement, to accept or reject (in whole or in part) any applications for Hong Kong Offer Shares (including, where the number of Hong Kong Offer Shares being applied for exceeds the total number of the Hong Kong Offer Shares, the right to determine the basis of allocation of the Hong Kong Offer Shares).

(F) The Offer Price will be based on the Hong Kong dollar equivalent of the US dollar price at which ADSs are to be offered in the US Offering and the International Offering. The price of such ADSs will be as stated in the International Underwriting Agreement. The Offer Price will be determined on the Price Determination Date as that amount which, when increased by 1 per cent. brokerage, 0.005 per cent. SFC transaction levy, 0.002 per cent. investor compensation levy and 0.005 per cent. Hong Kong Stock Exchange trading fee thereon, is (subject to any necessary rounding) equal to the US dollar price per ADS (i) converted into Hong Kong dollars at the average of the bid and offered exchange rates quoted by The Hongkong and Shanghai Banking Corporation Limited at the close of business on the second Business Day prior to the Price Determination Date and (ii) divided by 40 (being the number of Offer Shares represented by each ADS) Provided that the Offer Price shall be not more than HK$3.61. In respect of the Global Offering, only the applicants in the Hong Kong Public Offering are required to pay the aforesaid brokerage, transaction levy, investor compensation levy and trading fee. The transaction levy, investor compensation levy and trading fee otherwise payable by investors in the US

        Offering and the International Offering in respect of the Offer Shares purchased by them shall be paid by the Company and the Selling Shareholder in the Offer Ratio. The Offer Price shall upon its determination be recorded in the Hong Kong Price Determination Agreement to be executed at such time.

(G) In the event that Valid Applications are received pursuant to the Hong Kong Public Offering in respect of (i) 15 times or more but less than 50 times or (ii) 50 times or more but less than 100 times or (iii) 100 times or more the aggregate number of the Initial Hong Kong Offer Shares, then the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will be increased to 485,294,000, 647,059,000 and 1,294,118,000 H Shares, respectively, representing approximately 7.5 per cent. (in the case of (i)) or 10 per cent. (in the case of (ii)) or 20 per cent. (in the case of (iii)) respectively, of the total number of H Shares initially available under the Global Offering (before any exercise of the Over-allotment Option). In such case, the number of H Shares allocated in the US Offering and/or the International Offering shall be correspondingly reduced, in such manner as the Joint Global Coordinators deem appropriate, and such additional H Shares, which shall be made up of H Shares to be offered by the Company and H Shares to be offered by the Selling Shareholder in the Offer Ratio (subject to any necessary rounding), will be allocated to the Hong Kong Public Offering for subscription or purchase at the Offer Price. The Corporate Placing Shares shall not be affected by such reallocation. For the avoidance of doubt, the Over-allotment Option is granted by the Company and the Selling Shareholder to the US Underwriters and the International Underwriters only, and not to the Hong Kong Underwriters.

(H) The total number of the Initial Hong Kong Offer Shares (after taking into account any reallocation pursuant to clause 3(G)) shall be divided into two pools for allocation purposes: pool A comprising not less than 161,765,000 H Shares and pool B comprising not less than 161,764,000 H Shares. The H Shares in pool A will be allocated by the Joint Global Coordinators in their discretion on an equitable basis to applicants who have applied for H Shares with an aggregate subscription or purchase price of HK$5 million (excluding the brokerage, transaction levy, investor compensation levy and trading fee payable) or less per applicant. The H Shares in pool B will be allocated by the Joint Global Coordinators in their discretion on an equitable basis to applicants who have applied for H Shares with an aggregate subscription or purchase price of more than HK$5 million (excluding the brokerage, transaction levy, investor compensation levy and trading fee payable) per applicant. The Joint Global Coordinators shall determine the allocation ratio for the two pools described above subject to the provisions relevant thereto set out in the section headed "Structure of the Global Offering" in the Prospectus.

(I) The Company and the Selling Shareholder will prior to the Prospectus Date appoint the Receiving Bankers to act as receiving bankers in connection with the receiving of completed applications for Hong Kong Offer Shares and the Nominee in connection with the receiving and holding of application moneys and any interest accruing thereon, in both cases, on and subject to the terms and conditions of the Receiving Bankers' Agreements.

(J) The Company and the Selling Shareholder will prior to the Prospectus Date appoint the Share Registrar to provide services in connection with the processing of applications under the Hong Kong Public Offering on and subject to the terms and conditions of the Registrar's Agreement.

(K) The arrangements provided for in the Receiving Bankers' Agreements and the Registrar's Agreement may be varied and/or supplemented in case of unexpectedly high volume of applications under the Hong Kong Public Offering as provided for in the Contingency Plan.

(L) Without prejudice to the foregoing obligations, each of the Company and the Selling Shareholder undertakes with the Hong Kong Underwriters that it will do all such other acts and things as may reasonably be required by the Joint Global Coordinators for the purpose of the Global Offering and obtaining listing of and permission to deal in the Offer Shares on the Hong Kong Stock Exchange (including in particular effecting all necessary registrations and filings with the Hong Kong Stock Exchange, the SFC and the Registrar of Companies in Hong Kong and taking all reasonable steps to ensure that each of the Directors will sign or cause to be duly signed on their behalf all documents (including the Verification Notes) required to be signed by them as directors of the Company for the purpose of or in connection with any such registrations and filings and the obtaining of listing of and permission to deal in the Offer Shares on the Hong Kong Stock Exchange) and that it will comply with all requirements so as to enable the listing of and permission to deal in the Offer Shares to commence on 18th December, 2003 to be granted by the Listing Committee and to enable such listing to be maintained.

4.      THE HONG KONG OFFERING DOCUMENTS

(A) Subject to the Prospectus having been registered by the Registrar of Companies in Hong Kong, the Company will, on the Prospectus Date, issue the Hong Kong Offering Documents.

(B) Except for the Hong Kong Offering Documents or except as otherwise provided pursuant to the provisions of this Agreement or as required by the Hong Kong Stock Exchange or the New York Stock Exchange, Inc., each of the Company and the Selling Shareholder respectively undertakes not, without the prior written approval of the Joint Global Coordinators, to issue, publish, distribute or otherwise make available any document (including any prospectus), material or information in connection with the Hong Kong Public Offering.

5.      UNDERWRITING

(A) On and subject to the terms and conditions of this Agreement and in reliance upon the Warranties, if and to the extent that, by 12:00 noon on the Acceptance Date, there shall remain any Initial Hong Kong Offer Shares for which Valid Applications, as subsequently calculated, have not been received (an "Under-Subscription"), the Hong Kong Underwriters shall, subject as set out in clause 5(G) apply or procure applications for the Hong Kong Offer Shares representing the shortfall at the Offer Price in accordance with the terms and conditions set out in the Hong Kong Offering Documents (other than as to the deadline for making the application and save as provided in this clause 5) and shall pay or procure to be paid, in accordance with sub-clause 5(F)(ii) the full amount payable on application Provided that the obligations of the Hong Kong Underwriters in respect of Hong Kong Offer Shares under this clause shall be several (and not joint and several) on the basis that each Hong Kong Underwriter shall, subject to clause 5(I), apply or procure applications for the number of Hong Kong Offer Shares to which this clause applies in the proportions set out against its name in the column headed "Percentage of Hong Kong Public Offering Underwritten" in Schedule 3.

(B) None of the Hong Kong Underwriters will be liable for any failure on the part of any of the other Hong Kong Underwriters to perform its obligations under this clause 5. Notwithstanding the foregoing, each of the Hong Kong Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the other Hong Kong Underwriters.

(C) Each of the Company and the Selling Shareholder agrees with the Hong Kong Underwriters that all Valid Applications received prior to the closing of the application lists and accepted by the Joint Global Coordinators, either in whole or in part, will be accepted by the Company and the Selling Shareholder before calling upon the Hong Kong Underwriters or any of them to perform the obligations imposed on them by this clause 5.

(D) Following the closing of the application lists, the Company and the Selling Shareholder will, in conjunction with the Receiving Bankers, calculate and notify the Joint Global Coordinators of the number of Hong Kong Offer Shares for which duly completed Application Forms have been received and will procure that the applications will be processed, and such calculation made, as soon as practicable after the closing of the application lists.

(E) In the event of an Under-Subscription, the Company and the Selling Shareholder will procure that the Share Registrar and/or the Receiving Bankers will as soon as possible and in any event (i) not later than 5:00 p.m. on the Acceptance Date notify the Joint Global Coordinators on behalf of the Hong Kong Underwriters their best estimate of the number of Hong Kong Offer Shares that may fall to be taken up pursuant to clause 5(A) and (ii) not later than 5:00 p.m. on the first day after the Acceptance Date notify the Joint Global Coordinators on behalf of the Hong Kong Underwriters of the number of Hong Kong Offer Shares falling to be taken up pursuant to clause 5(A).

(F) Subject to clause 5(G), as soon as practicable, and in any event not later than 2:00 p.m. on the second Business Day immediately after the date on which any notification is made under sub-clause 5(E)(ii) and subject to the Conditions having been fulfilled (or waived), each of the Hong Kong Underwriters will severally:

        (i) deliver to the Receiving Bankers duly completed Application Form(s) for such number of Hong Kong Offer Shares as fall to be taken up by it pursuant to clause 5(A), specifying the name(s) and address(es) of the applicant(s) and the number of Hong Kong Offer Shares to be allocated to each such applicant; and

        (ii) pay, or procure to be paid, to the Receiving Bankers for the account of the Nominee the aggregate amount of the Offer Price (together with all brokerage, transaction levy, investor compensation levy and Hong Kong Stock Exchange trading fee payable by an applicant under the Hong Kong Public Offering) for the Hong Kong Offer Shares as fall to be taken up by it pursuant to clause 5(A) (subject to the sub-paragraphs below) Provided that while such payments may be made through any Joint Global Coordinator at its discretion and without obligation, any Joint Global Coordinator shall not be responsible for the failure by any Hong Kong Underwriter (apart from itself in its capacity as a Hong Kong Underwriter) to make such payment. The net subscription or purchase price payable by the Hong Kong Underwriters for the Hong Kong Offer Shares as fall to be taken up by them above shall be paid to the Company or, as the case may be, the Selling Shareholder after deduction of:

                (a) the underwriting commission of 3.5 per cent. payable pursuant to clause 7(A);

                (b) the aggregate SFC transaction levy (at the rate of 0.01 per cent. of the Offer Price), the aggregate investor compensation levy (at the rate of 0.004 per cent. of the Offer Price) and the aggregate Hong Kong Stock Exchange trading fee (at the rate of 0.01 per cent. of the Offer Price) payable by the Company or, as the case may be, the Selling Shareholder and the applicants to the Hong Kong Stock Exchange in respect of such Hong Kong Offer Shares, which will be arranged to be paid to the Hong Kong Stock Exchange by the Joint Global Coordinators on behalf of the Company or, as the case may be, the Selling Shareholder and the applicants; and

                (c) brokerage at the rate of 1 per cent. of the Offer Price which may be retained by the Hong Kong Underwriters.

        The Company and the Selling Shareholder shall procure that certificates representing the above Hong Kong Offer Shares shall be made available to Hongkong Clearing for checking at or before 12:00 noon on the Business Day before the date of Closing.

(G) If an Under-Subscription shall occur, the Joint Global Coordinators shall have the right (but are not obliged) to reallocate to the US Offering and/or International Offering (in such proportion as the Joint Global Coordinators consider appropriate) all or any of the Hong Kong Offer Shares which any Hong Kong Underwriter is required to apply for pursuant to clause 5(A). The Hong Kong Offer Shares reallocated pursuant to this clause shall be made up of H Shares to be offered by the Company and H Shares to be offered by the Selling Shareholder in the Offer Ratio (subject to any necessary rounding). Any allocation to the US Offering and/or International Offering pursuant to this clause and duly subscribed for or purchased by the US Underwriters and/or the International Underwriters and/or subscribers or purchasers procured by any one or more of them shall satisfy pro tanto the obligation of the Hong Kong Underwriters under this clause 5 and, as between the Hong Kong Underwriters, on a pro-rata basis and no underwriting commission will be payable to the Hong Kong Underwriters regarding such reallocated H Shares.

(H) All obligations and liabilities of the Hong Kong Underwriters under this Agreement to subscribe or purchase or to procure subscribers or purchasers for Hong Kong Offer Shares will cease following due payment in full by or on behalf of the respective Hong Kong Underwriters in accordance with sub-clause 5(F)(ii) or on the Joint Global Coordinators being correctly notified pursuant to clause 5(D) that the Hong Kong Public Offering is fully subscribed or over-subscribed by Valid Applications.

(I) The obligation of each Hong Kong Underwriter pursuant to this clause 5 shall be reduced to the extent that valid Underwriters' Applications (as defined in Schedule 6) are made or procured by such Hong Kong Underwriter to be made in accordance with the arrangements set out in
        Schedule 6.

6.      PAYMENT UNDER THE HONG KONG PUBLIC OFFERING

(A) The application moneys with interest thereon held by the Nominee shall, in accordance with the provisions of the relevant Receiving Bankers' Agreement and subject to clause 6(B), be split between the Company and the Selling Shareholder in the Offer Ratio and paid over to the Company and the Selling Shareholder in accordance therewith after the share certificates for the Hong Kong Offer Shares have been despatched or delivered by or on behalf of the Company to the successful applicants under the Hong Kong Public Offering through the facilities of Hongkong Clearing for credit to CCASS participants accounts or otherwise made available to such applicants as provided in the Prospectus. Each of the Company and the Selling Shareholder covenants and agrees that it will in accordance with the provisions of the Receiving Bankers' Agreements, pay or cause to be paid:

        (i) the underwriting commission (such payment to be made by way of deduction from the above application moneys held by the Receiving Bankers in accordance with the terms of the Receiving Bankers' Agreements) and the expenses payable pursuant to clause 7; and

        (ii) such sums as are required to satisfy the payments referred to in clause 6(B).

(B) The Joint Global Coordinators on behalf of the Hong Kong Underwriters will arrange for the payment by the Nominee on behalf of the Company, the Selling Shareholder and successful applicants under the Hong Kong Public Offering:

        (i) to members of the Hong Kong Stock Exchange and the Hong Kong Underwriters (as the case may be and in accordance with the Hong Kong Listing Rules) of brokerage at the rate of 1 per cent. of the Offer Price;

        (ii) to the Hong Kong Stock Exchange of the aggregate SFC transaction levy at the rate of 0.01 per cent. of the Offer Price and the aggregate investor compensation levy at the rate of 0.004 per cent. of the Offer Price; and

        (iii) to the Hong Kong Stock Exchange of the aggregate trading fee at the rate of 0.01 per cent. of the Offer Price,

        in respect of Valid Applications for the Hong Kong Offer Shares, such amounts to be paid out of the application moneys.

                       SECTION IV: COMMISSION AND EXPENSES

7.      COMMISSION AND EXPENSES

(A) In consideration of the services of the Hong Kong Underwriters under this Agreement, the Company and the Selling Shareholder will pay to the Joint Global Coordinators, for themselves and on behalf of the Hong Kong Underwriters, an underwriting commission in the Offer Ratio and calculated at the rate of 3.5 per cent. of the Offer Price multiplied by the number of Initial Hong Kong Offer Shares, less any H Shares reallocated under clause 5(G). For the avoidance of doubt, the Hong Kong Underwriters shall not be entitled to any underwriting commissions in respect of the Claw Back Shares or the H Shares reallocated under clause 5(G) as the relevant underwriting discounts and commissions relating to such H Shares will be payable to the Joint Global Coordinators and the relevant the US Underwriters and the International Underwriters in accordance with the International Underwriting Agreement and deducted from the subscription or purchase moneys payable under the International Underwriting Agreement.

(B) The allocation and distribution of the underwriting commissions referred to in clause 7(A) between the Hong Kong Underwriters shall be separately dealt with in the Agreement Among Hong Kong Underwriters. Payment of the underwriting commissions by the Company and, as the case may be, the Selling Shareholder to the Joint Global Coordinators in accordance with this Agreement and/or the Receiving Bankers' Agreements as appropriate shall constitute good, full and final discharge of the Company's and the Selling Shareholder's respective obligations under this Agreement to the Hong Kong Underwriters to make payment of such underwriting commissions. Neither the Company nor the Selling Shareholder shall be concerned as to or bear any liability in respect of the allocation or distribution of such underwriting commissions by the Joint Global Coordinators to any one or more of the Hong Kong Underwriters.

(C) The Company and the Selling Shareholder will also pay to the Joint Global Coordinators (for themselves and on behalf of each of the Joint Sponsors and the Hong Kong Underwriters) such reasonable fees, costs and expenses of the Joint Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters under this Agreement or in connection with the Global Offering as the parties have separately agreed in writing.

        In addition, the Company and the Selling Shareholder shall be responsible for all such fees, costs and expenses reasonably incurred in connection with or incidental to the Hong Kong Public Offering, which shall include but are not limited to the following:

        (i) all capital duty (if any), premium duty (if any) and other fees, charges and expenses payable in respect of the creation and issue of the Hong Kong Offer Shares;

        (ii)    fees and expenses of the Receiving Bankers and the Share
                Registrar;

        (iii)   fees and expenses of the Reporting Accountants;

        (iv)    fees and expenses of the Actuarial Consultants;

        (v)     fees and expenses of Sallmanns (Far East) Limited;

        (vi) fees and expenses of legal advisers of the Company and the Selling Shareholder;

        (vii)   fees and expenses of any public relations consultants engaged;

        (viii)  fees and expenses of the translators;

        (ix) fees and expenses related to the application for listing of and permission to deal in the Offer Shares on the Hong Kong Stock Exchange;

        (x) fees and expenses related to the registration of the Hong Kong Offering Documents with any relevant authority, including without limitation the Registrar of Companies in Hong Kong;

        (xi) costs and expenses relating to the launching of the Hong Kong Public Offering;

        (xii)   printing and advertising costs;

        (xiii) costs of preparation, printing, despatch and distribution of the Hong Kong Offering Documents;

        (xiv) CCASS transaction fees payable on the initial transfer with CCASS of Hong Kong Offer Shares applied for using yellow Application Forms; and

        (xv) printing of share certificates, letters of regret and refund cheques.

        The Joint Global Coordinators are hereby authorised to direct the Nominee to deduct from proceeds received from the Global Offering at Closing (1) the underwriting commissions referred to in clause 7(A), (2) the transaction levy, investor compensation levy, trading fee and brokerage referred to in sub-clauses 5(F)(ii)(b) and (c), and (3) such fees, costs and expenses set out in this clause which the Company and the Selling Shareholder hereby agree to be withheld or deducted; and arrange for such sum to be paid over to the Joint Global Coordinators or to such persons as the Joint Global Coordinators may direct.

                            SECTION V: STABILIZATION

8.      STABILIZATION

        To the extent permitted by and in compliance with all applicable laws and regulatory requirements of Hong Kong or elsewhere including but without limitation the Securities and Futures (Price Stabilizing) Rules made under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the "Stabilizing Rules"), Citigroup Global Markets Asia Limited, as stabilizing manager and in connection with the Global Offering, may at its absolute discretion effect such transactions as are permissible under, and in accordance with, the Stabilizing Rules with a view to stabilizing or maintaining the market price of the Offer Shares within a period prescribed under the Stabilizing Rules. Such stabilizing actions, if commenced, may be discontinued at any time. All stabilization and related activities in connection with the Global Offering will be undertaken for the account and at the cost and expenses of the Underwriters (and not as agents for the Company or the Selling Shareholder) and neither the Company nor the Selling Shareholder shall be liable for any costs, expenses or losses arising from or in connection with any such activities.

            SECTION VI: REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

9.      REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS RELATING TO THE COMPANY

        The Company and the Selling Shareholder jointly and severally represent, warrant and undertake to the Joint Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters and each of them in the terms set out in Part 1 of Schedule 4. The Selling Shareholder further represents, warrants and undertakes to the Joint Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters and each of them in the terms set out in Part 2 of Schedule 4. The Company and the Selling Shareholder accept that each of the Joint Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters is entering into this Agreement in reliance upon the Warranties.

10.     RIGHTS IN RELATION TO THE WARRANTIES

(A) Each Warranty shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

(B) The Warranties shall remain in full force and effect notwithstanding completion of the Hong Kong Public Offering.

(C) The Warranties are given on and as at the date of this Agreement with respect to the facts and circumstances subsisting at the date of this Agreement. In addition, the Warranties shall be deemed to be repeated on and as at:

        (i) the date on which the Prospectus is registered by the Registrar of Companies in Hong Kong as required by section 342C of the Companies Ordinance;

        (ii)    the Acceptance Date;

        (iii) (1) immediately prior to the delivery by the Hong Kong Underwriters of duly completed Application Forms and (2) payment for the Hong Kong Offer Shares to be taken up, respectively, pursuant to clause 5(F);

        (iv)    the Price Determination Date;

        (v)     the time and date detailed in clause 12(A); and

        (vi)    the Closing,

        in each case, with reference to the facts and circumstances then subsisting.

(D) Each of the Company and the Selling Shareholder undertakes to give notice to the Joint Global Coordinators and each of the Hong Kong Underwriters forthwith of any matter or event coming to its attention prior to the last of the dates on which the Warranties are deemed to be given pursuant to the provisions of clause 10(C) which shows any of the Warranties to be or to have been untrue, inaccurate or misleading or breached or it becomes aware of any circumstances which would or can reasonably be expected to cause any of the Warranties to be untrue, inaccurate, misleading or breached.

(E) If at any time, by reference to the facts and circumstances then subsisting, prior to the last of the dates on which the Warranties are deemed to be repeated pursuant to the provisions of clause 10(C), any matter or event comes to the attention of the Company, the Selling Shareholder or any of the Hong Kong Underwriters as a result of which any of the Warranties, if repeated immediately after the occurrence of such matter or event, would be untrue, inaccurate or misleading in any material respect or which would or might render untrue, inaccurate or misleading in any material respect any statement, whether of fact or opinion, contained in any of the Hong Kong Offering Documents or the Formal Notice if the same were issued immediately after the occurrence of such matter or event, the Company, the Selling Shareholder or such Hong Kong Underwriter (as the case may be) shall forthwith notify the Joint Global Coordinators and each of the Hong Kong Underwriters and the Company (as the case may be) and, but without prejudice to any other rights of any party, the Company and the Joint Global Coordinators on behalf of the Hong Kong Underwriters shall forthwith consult with a view to agreeing, if the Prospectus has already been registered with the Registrar of Companies in Hong Kong or distributed (as the case may be), what announcement or circular or document, if any, should be issued, published, distributed or made available or what other act or thing should be done. Each of the Company and the Selling Shareholder agrees not to issue, publish, distribute or make publicly available any such announcement, circular or document without the prior written consent (which consent shall not be unreasonably withheld) of the Joint Global Coordinators (for themselves respectively and on behalf of the Hong Kong Underwriters), except as required by applicable laws or regulations or rules of the relevant stock exchange, in which case the Company and the Selling Shareholder shall first consult the Joint Global Coordinators (for themselves respectively and on behalf of the Hong Kong Underwriters) before such issue, publication or distribution.

(F) Each of the Company and the Selling Shareholder will not, and will, so far as it is reasonably able to do so, procure that none of its affiliates will:

        (i) do or omit to do anything which may cause any of the Warranties to be untrue, inaccurate, misleading or breached in any respect at any time immediately prior to the commencement of dealings in the Offer Shares on the Hong Kong Stock Exchange (assuming such representations or warranties to be repeated at the relevant time with reference to the facts and circumstances then subsisting); or

        (ii) at any time immediately prior to the commencement of dealings in the Offer Shares on the Hong Kong Stock Exchange enter into any contract or commitment of an unusual or onerous nature, whether or not that contract, if entered into prior to the date hereof, would constitute a material contract for the purpose of the Prospectus or other Hong Kong Offering Documents.

(G) Save and except for any loss or damage arising (and to the extent as such loss or damage arose) primarily out of any gross negligence, wilful default or fraud on the part of any of the Joint Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters, no claim shall be made against the Joint Global Coordinators, the Joint Sponsors or the Hong Kong Underwriters or any of them or against any other Indemnified Person referred to in clause 13 by the Company, the Selling Shareholder or any of their respective affiliates, to recover any damage, cost, charge or expense which the Company, the Selling Shareholder or the Directors or any of the respective affiliates of the Company or the Selling Shareholder may suffer or incur by reason of or arising out of the carrying out by the Joint Global Coordinators or the Joint Sponsors or the Hong Kong Underwriters or any of them of the work to be done by the Joint Global Coordinators or the Joint Sponsors or the Hong Kong Underwriters or any of them pursuant hereto or the performance of their respective obligations hereunder or otherwise in connection with the Hong Kong Offering Documents, the Global Offering and any associated transactions (whether in performance of its duties as underwriter or financial adviser or otherwise). Specifically (but without prejudice to the generality of the foregoing), none of the Joint Global Coordinators or the Joint Sponsors or the Hong Kong Underwriters shall have any liability or responsibility whatsoever for any alleged insufficiency of the Offer Price or any dealing price of the Offer Shares.

                        SECTION VII: FURTHER UNDERTAKINGS

11.     FURTHER UNDERTAKINGS

(A) The Company and the Selling Shareholder jointly and severally undertake to each of the Joint Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters that:

        (i) the Company and the Selling Shareholder will comply in all respects with the terms and conditions of the Hong Kong Public Offering and, in particular, without limitation:

                (a) to comply with any obligation imposed upon them by the Companies Ordinance and the Hong Kong Listing Rules in respect of or by reason of the making of the Hong Kong Public Offering including, but without limitation, the making of all necessary filings with the Registrar of Companies in Hong Kong, the Hong Kong Stock Exchange and the SFC and the making available for inspection in Hong Kong of the documents and in the manner referred to in the paragraph headed "Documents available for inspection" of appendix X to the Prospectus during the period specified in that paragraph;

                (b) in respect of the Company, to allot and issue and, in respect of the Selling Shareholder, to sell and transfer the Hong Kong Offer Shares in accordance with the Offer Ratio to successful applicants under the Hong Kong Public Offering and, if any of the Hong Kong Offer Shares falls to be taken up pursuant to clause 5(A), to the applicants under clause 5(F) or, as the case may be, as the Joint Global Coordinators direct; and

                (c) as soon as practicable following announcement of the basis of allocation of the Hong Kong Offer Shares and in any event no later than 9:00 a.m. on 17th December, 2003 (or such other time and date as may be determined in accordance with the terms of the Hong Kong Public Offering and this Agreement), to cause definitive share certificates representing the Hong Kong Offer Shares to be posted or made available for collection in accordance with the terms of the Hong Kong Public Offering to successful applicants or, as the case may be, procure that the share certificates for Hong Kong Offer Shares in respect of which successful applicants have elected for delivery into CCASS shall be duly delivered to the depositary for Hongkong Clearing for credit to the stock account of such CCASS participant(s) as may be specified for such purpose by or on behalf of the relevant applicant;

        (ii) each of the Company and the Selling Shareholder will require the Share Registrar and the Receiving Bankers to comply with the terms of their respective appointments and to do all such acts and things as may be required to be done by each of them and by the time specified or necessary in connection with the Global Offering and in particular, but without limitation, the Registrar's Agreement and the Receiving Bankers' Agreements, respectively. None of the terms of the appointments of the Share Registrar and the Receiving Bankers shall be amended without the prior written consent of the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) which consent shall not be unreasonably withheld or delayed;

        (iii) the Company and the Selling Shareholder shall promptly notify the Joint Global Coordinators of (1) anything occurring or coming to the attention of the Company or the Selling Shareholder (as the case may be) subsequent to the execution of this Agreement and immediately prior to the time and date detailed in clause 12(A) as a result of which any of the Hong Kong Offering Documents would include an untrue statement of a material fact or omit to state a material fact or would be misleading in any material respect, and (2) every significant new factor likely to affect the Global Offering which arises between the date hereof and the time and date detailed in clause 12(A) and which comes to the knowledge of the Company or the Selling Shareholder (as the case may be); and if any information is notified to the Joint Global Coordinators under this clause, the Company shall, and the Selling Shareholder shall procure that the Company shall, following, if applicable, confirmation from the Hong Kong Stock Exchange, the SFC and/or any other relevant regulatory authority that it considers such action necessary or appropriate, prepare and publish such supplements and/or amendments to the Hong Kong Offering Documents or other documents and make such announcements as the Joint Global Coordinators may reasonably require and, if necessary, after the Company shall have obtained any applicable regulatory approval or consent;

        (iv) the Company will comply with the Hong Kong Listing Rules in relation to supplemental listing document(s) that may be issued in connection with the Global Offering and further agrees not to issue, publish, distribute or make available any announcement, circular or document as contemplated above without the prior written consent of the Joint Global Coordinators;

        (v) the Company will, in compliance with the Hong Kong Listing Rules, deliver to the Hong Kong Stock Exchange the declaration substantially in the form set out in Appendix 5, Form F of the Hong Kong Listing Rules acceptable to the Hong Kong Stock Exchange;

        (vi) the Company will use its best endeavours to procure that none of the promoters, directors, supervisors or chief executives of the Company or any of its subsidiaries or any associate (as such term is defined in the Hong Kong Listing Rules) will himself or itself (or through a company controlled by him or it) apply for any Offer Shares either in his or its own name or through nominees unless permitted to do so under the Hong Kong Listing Rules;

        (vii) the Selling Shareholder will use its best endeavours to procure that none of its directors, supervisors, chief executives or any of its associates (as such term is defined in the Hong Kong Listing Rules) will himself or itself (or through a company controlled by him or it) apply for any Offer Shares either in his or its own name or through nominees unless permitted to do so under the Hong Kong Listing Rules;

        (viii) the Company will use the net proceeds received by it pursuant to the Global Offering in the manner specified in the Prospectus under the section headed "Future plans and use of proceeds" and in the event and to the extent that any such net proceeds is placed on deposits with banks due to their not immediately being used for the specific purposes as described in the Prospectus, it shall place such proceeds on short-term bank deposits; and

        (ix) the Company will pay any tax, duty, levy, fee or other charge or expense (if any) which may be payable in the PRC and Hong Kong or elsewhere, whether pursuant to the requirement of any law, rule or regulation or otherwise, in connection with the creation, allotment and issue or the sale and transfer (as the case may be) of the Offer Shares, the Global Offering, the execution and delivery of, and the performance of any of the provisions under, this Agreement.

(B) The Company undertakes to each of the Joint Global Coordinators, Joint Sponsors and Hong Kong Underwriters that, and the Selling Shareholder undertakes to procure that, except pursuant to the Global Offering (including pursuant to the Over-allotment Option), during a period of 180 days after the Prospectus Date, the Company will not without the Joint Global Coordinators' prior written consent and unless in compliance with the requirements of the Hong Kong Listing Rules offer, pledge, charge, allot, issue, sell, contract to allot, issue or sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or agree to grant any option, right or warrant to purchase or subscribe for, lend or otherwise transfer or dispose of, either directly or indirectly, or repurchase, any of its share capital or any securities convertible into or exercisable or exchangeable for or that represent the right to receive such share capital or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such share capital, whether any of the foregoing transactions is to be settled by delivery of share capital or such other securities, in cash or otherwise, and further that, in the event of a disposal of any shares of the Company or any interest therein within 12 months after the date falling 180 days after the Prospectus Date, it will take all reasonable steps to ensure that such an issue or disposal will not create a disorderly or false market for the shares of the Company.

(C) The Selling Shareholder undertakes to each of the Company, the Joint Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters that:

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

        (i) except pursuant to the Global Offering (including pursuant to the Over-allotment Option), it will not without the prior written consent of the Joint Global Coordinators and unless in compliance with the requirements of the Hong Kong Listing Rules, at any time during a period of 180 days after the Prospectus Date offer, pledge, charge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or agree to grant any option, right or warrant to purchase or subscribe for, lend or otherwise transfer or dispose of, either directly or indirectly, any of the share capital or other securities of the Company held by it that are convertible into or exercisable or exchangeable for, or that represent the right to receive any such share capital or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such share capital, whether any of the foregoing transactions is to be settled by delivery of share capital or such other securities, in cash or otherwise, and further agrees that, in the event of a disposal of any shares of the Company or any interest therein within 12 months after the date falling 180 days after the Prospectus Date, it will take all reasonable steps to ensure that such a disposal will not create a disorderly or false market for the shares of the Company; and

        (ii) it will, at any time after the Prospectus Date up to and including the date falling 12 months following the date on which dealings in the H Shares on the Hong Kong Stock Exchange commence immediately inform the Company, the Joint Global Coordinators and the Joint Sponsors of any pledges or charges of any shares of the Company or other share capital of the Company beneficially owned by it and the number of such shares of the Company or other securities so pledged or charged and of any indication received by it, either verbal or written, from any pledgee or chargee of any shares of the Company or other share capital of the Company pledged or charged that such shares of the Company or other share capital of the Company will be disposed of.

(D) Each of the Company and the Selling Shareholder further undertakes to each of the Joint Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters that it will not use, and will cause each of its subsidiaries not to use, the proceeds from the sale of its H Shares or ADSs, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the H Shares or ADSs to be in violation of the United States Trading With the Enemy Act, as amended, the United States International Emergency Economic Powers Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or in connection with business, operations or contracts with the Governments of or with any person or entity in Burma (Myanmar), Cuba, Iran, Libya or Sudan or any agent or "Specially Designated National" or "Blocked Person" (identified in 31 CFR, Subtitle B, Chapter V, Appendix 1) thereof, or in connection with contracts in support of projects in or for the benefit of the Governments of the above indicated countries.

(E) The Company shall, and the Selling Shareholder shall procure that the Company will:

        (i) use its best endeavours to obtain and maintain all approvals (if any) required in the PRC by the Company to acquire its required foreign exchange;

        (ii) following completion of the Global Offering, use its best endeavours to ensure that it has sufficient foreign exchange to meet payment of any dividends which may be declared in respect of the H Shares and the ADSs;

        (iii) use its best endeavours to maintain the listing of the H Shares on the Hong Kong Stock Exchange for at least one year after the Conditions have been fulfilled except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with the Hong Kong Listing Rules or following an offer (within the meaning of the Hong Kong Code on Takeovers and Mergers) for the Company becoming unconditional;

        (iv) procure that the audited accounts of the Company for the financial years ending 31st December, 2003 and 31st December, 2004 will be prepared on a basis consistent in all material respects with the accounting policies adopted for the purposes of the Company Accounts contained in the report of the Reporting Accountants set out in appendix I to the Prospectus, and that a statement of the Group's pro forma results will be included in the Company's annual report for the financial year ending 31st December, 2003 (which statement shall comprise the Group's pro forma results for the 6 months ended 30th June, 2003 included in the Prospectus and its actual results for the 6 months ending 31st December, 2003, adjusted to reflect what its results for this period would have been had the Restructuring occurred on 1st July, 2003, and be accompanied by a management discussion comparing these results with the Group's pro forma results for the year ended 31st December, 2002 included in the Prospectus and a report from the Company's independent auditors on the pro forma results for the year ending 31st December, 2003 similar to the report on the pro forma results for the year ended 31st December, 2002 and the 6 month periods ended 30th June, 2002 and 2003 included in appendix II to the Prospectus);

        (v) at any time after the date of this Agreement up to and including the date on which all of the Conditions are fulfilled (or waived) in accordance with this Agreement, not amend or agree to amend its articles of association save as requested by the Hong Kong Stock Exchange; and

        (vi) the Restructuring, insofar and to such extent as not having been completed as at the date of this Agreement, shall be completed before dealings in the H Shares on the Hong Kong Stock Exchange shall commence.

                            SECTION VIII: TERMINATION

12.     TERMINATION

(A) If, at any time prior to 8:00 a.m. on the day that trading in the Offer Shares commences on the Hong Kong Stock Exchange:

        (i)     there shall develop, occur, exist or come into effect:

                (a) any new law or regulation or any change in existing laws or regulations or any change in the interpretation or application thereof by any court or other competent authority of Hong Kong, the PRC, Japan, the United States or the European Union;

                (b) any change or development involving a prospective change in local, national or international financial, political, military, industrial, economic, currency, market or regulatory conditions in Hong Kong, the PRC, Japan, the United States or the European Union;

                (c) any change in the financial markets in Hong Kong or the United States or generally in the international financial markets;

                (d) a general moratorium on commercial banking activities in Hong Kong, the PRC, Tokyo, New York or any other relevant jurisdiction or place as declared by the relevant authorities;

                (e) a suspension or material limitation in trading in securities generally on the Hong Kong Stock Exchange, the Tokyo Stock Exchange or the New York Stock Exchange, Inc., or any material disruption in commercial banking or securities settlement, payment or clearance services or procedures in Hong Kong, the PRC, Japan, the United States or the European Union;

                (f) a change or development involving a prospective change in taxation or exchange control (or the imposition or implementation of any exchange control) or currency exchange rates or foreign investment regulations in Hong Kong, the PRC, Japan or the United States;

                (g) the outbreak or escalation of hostilities involving Hong Kong, the PRC, Japan or the United States, or the declaration by Hong Kong, the PRC, Japan or the United States of a national emergency or war or the occurrence of any other calamity or crisis;

                (h) any adverse change or prospective adverse change in the condition, financial or otherwise, or in the business affairs, business operations or trading position of the Company or the Group; or

                (i) any other event of force majeure, including without limitation act of God, riot, public disorder, civil commotion, economic sanctions, fire, flood, explosion, epidemic, terrorism, labour dispute, strike or lock-out, which, individually or in the aggregate and in the sole opinion of the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters):

                        (1) is or will be or is likely to be materially adverse to the business, financial or other condition or prospects of the Company or the Group or, in the case of sub-paragraph (f), to any present or prospective shareholder of the Company in his/its capacity as such; or

                        (2) has or will have or is likely to have a material adverse effect on the success of the Global Offering or the level of Offer Shares being applied for or accepted or the distribution of Offer Shares; or

                        (3) makes it inadvisable or impracticable to proceed with the Global Offering or the delivery of the Offer Shares on the terms and in the manner contemplated by the Prospectus; or

        (ii) any matter has arisen or has been discovered which would, had it arisen immediately before the Prospectus Date, not having been disclosed in the Prospectus and not having been disclosed or known to the Joint Global Coordinators, constitute a material omission therefrom; or

        (iii) any statement contained in the Prospectus has become or been discovered to be untrue, incorrect or misleading in any material respect; or

        (iv) there shall have occurred any matter or event, act or omission which gives rise or is reasonably likely to give rise to any material liability of the Company or the Selling Shareholder pursuant to the indemnities contained in clause 13; or

        (v) there comes to the notice of the Joint Global Coordinators any matter or event showing any of the Warranties given by the Company or the Selling Shareholder in this Agreement to be untrue or misleading in any material respect when given or repeated; or

        (vi) there comes to the notice of the Joint Global Coordinators any material breach on the part of the Company or the Selling Shareholder of any of the provisions of this Agreement, then the Joint Global Coordinators may upon giving notice in writing to the Company and the Hong Kong Underwriters, terminate this Agreement with immediate effect.

(B) Upon the termination of this Agreement pursuant to the provisions of clause 2(D) or clause 12(A):

        (i) each of the parties hereto shall cease to have any rights or obligations under this Agreement, save in respect of the provisions of this clause 12 and clauses 13, 19, 22 to 25 and any rights or obligations which may have accrued under this Agreement prior to such termination;

        (ii) with respect to the Hong Kong Public Offering, all payments made by the Hong Kong Underwriters or any of them pursuant to clause 5(F) and/or by successful applicants under Valid Applications shall be refunded forthwith (in the latter case the Company and the Selling Shareholder shall procure that the Share Registrar and the Nominee despatch refund cheques to all applicants under the Hong Kong Public Offering in accordance with the Registrar's Agreement and the relevant Receiving Bankers' Agreement); and

        (iii) subject to other agreements entered into in writing between the Company, the Selling Shareholder and the Joint Global Coordinators, the Company and the Selling Shareholder shall pay to the Joint Global Coordinators the reasonable fees, costs and expenses which are payable to or have been incurred by the Joint Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters under this Agreement or in connection with the Global Offering as provided for and set out in clause 7(C) not later than 30 days from the date of receipt by the Company and the Selling Shareholder of each written notification from the Joint Global Coordinators of any such amount or amounts due from time to time.

                              SECTION IX: INDEMNITY

13.     INDEMNITY

(A) The Company and the Selling Shareholder jointly and severally undertake to indemnify and keep indemnified (on an after-tax basis) and hold harmless each of the Joint Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters (for themselves and on trust for their respective directors, officers, employees, agents, assignees and affiliates (the "Related Parties")) (each an "Indemnified Person") from and against (a) all and any actions, claims (whether or not any such claim involves or results in any actions or proceedings), demands, investigations and proceedings from time to time made or brought or threatened to be made or brought (together the "Actions") against, and
        (b) all losses, damages, liabilities, payments, costs or expenses including legal fees and taxes (including stamp duty and any penalties and/or interest arising in respect of any taxes) (including, without limitation, all payments, costs or expenses made or incurred arising out of or in connection with the settlement of any Actions or in investigating, disputing or defending the same or the enforcement of any such settlement or any judgement obtained in respect of any Actions) (together the "Losses") which may be suffered, made or incurred by, an Indemnified Person (with such amount of indemnity to be paid to each of the Joint Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters to cover all the Actions against and Losses incurred by such party and its Related Parties) arising out of or in connection with:

        (i) the performance by any of the Joint Global Coordinators, the Joint Sponsors, the Hong Kong Underwriters or any of them of its or their obligations under this Agreement; or

        (ii) the issue, publication, distribution or making available of any of the Hong Kong Offering Documents, the preliminary prospectus dated 1st December, 2003 issued by the Company in connection with the US Offering, the preliminary offering circular dated 1st December, 2003 issued by the Company in connection with the International Offering or the final prospectus and offering circular to be issued by the Company in connection with the US Offering and the International Offering respectively (including any amendment thereof or supplement thereto) and/or any announcement whatsoever in connection with the Global Offering; or

        (iii) the allotment and issue or the sale and transfer of the Offer Shares; or

        (iv) any breach or alleged breach on the part of the Company or the Selling Shareholder of any of the provisions of this Agreement or the International Underwriting Agreement; or

        (v) any failure or alleged failure by any of the Directors to comply with their respective obligations under the Hong Kong Listing Rules; or

        (vi) any of the Warranties being untrue, inaccurate or misleading or otherwise breached or being alleged by any third party to be untrue, inaccurate or misleading or otherwise breached; or

        (vii) the Hong Kong Public Offering being, or being alleged to be, in violation of the requirements of the Hong Kong Listing Rules or any other applicable Law, rules or regulations; or

        (viii) any statement, estimate or forecast contained in the Prospectus or other Hong Kong Offering Documents being, or being alleged to be, untrue, inaccurate, incomplete or misleading or the fact or any allegation that the Prospectus does not, or did not, contain all information material in the context of the Hong Kong Public Offering or otherwise required to be state therein; or

        (x) the settlement of any investigation or proceeding by any Governmental Authority, commenced or threatened in connection with the Global Offering; or

        (xi) any transaction taken or to be taken pursuant to or otherwise in connection with the Restructuring,

        Provided that the indemnity in respect of any Action or Loss resulting from sub-clauses 13(A)(i) or (ii) shall not be available to any Indemnified Person to the extent that such Action or Loss was caused primarily by the gross negligence, wilful default or fraud on the part of such Indemnified Person (or any party who is its Related Party, or of whom it is a Related Party); and any settlement or compromise of any Action or Loss by any of the Joint Global Coordinators, Joint Sponsors and Hong Kong Underwriters or any other Indemnified Person shall be made without prejudice to any claim, action or demand which any of the other Joint Global Coordinators, Joint Sponsors and Hong Kong Underwriters or any other Indemnified Person may have or make against the Company and/or the Selling Shareholder under this clause 13 or otherwise under this Agreement.

(B) In case any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Person, such Indemnified Person shall promptly notify the Company and the Selling Shareholder in writing and the Company and the Selling Shareholder shall pay the fees and disbursements of counsel related to such proceeding. Such Indemnified Person shall, subject to any requirement imposed by any insurer of the Indemnified Person, consult with the Company and the Selling Shareholder and the Joint Global Coordinators and keep them informed in relation to such proceeding. Any failure by an Indemnified Person to notify or consult with the Company and/or the Selling Shareholder shall however not in any way relieve or reduce the obligations of the Company and the Selling Shareholder to indemnify each and every Indemnified Person under this clause 13.

(C) Counsel to the Indemnified Persons shall be selected by the Joint Global Coordinators. The Company and/or the Selling Shareholder, as the case may be, may participate at its own expense in the defence of any such action; provided, however, that counsel to the Company and/or the Selling Shareholder, as the case may be, shall not (except with the consent of the Indemnified Person) also be counsel to the Indemnified Person. None of the Company and the Selling Shareholder, shall, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgement with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this clause 13 (whether or not the Indemnified Persons are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person from all liabilities arising out of such litigation, investigation, proceeding or claim and
        (ii) does not include a statement as to the admission of fault to act by or on behalf of any Indemnified Person.

(D) The provisions of the indemnities contained in this clause 13 are not affected by any other terms (including any limitations) set out in this Agreement and do not restrict the right of any Indemnified Person to claim against the Company and/or the Selling Shareholder on any other basis.

(E) For the avoidance of doubt, the indemnities in this clause 13 in favour of the Joint Global Coordinators are given in relation to the offering of the Hong Kong Offer Shares, and all matters pertaining to the conduct of the US Offering and the International Offering, including the indemnities with respect to the offering and distribution of the US Offer Shares and International Offer Shares, will be governed by the International Underwriting Agreement; and the indemnities in this clause in favour of the Joint Sponsors and the Hong Kong Underwriters are given to them in their capacity as such in the Hong Kong Public Offering.

(F) Additionally, no party shall be entitled to claim indemnity from the Company or the Selling Shareholder under this clause 13 in respect of any Loss caused by actions of the Joint Global Coordinators or any of the International or US Underwriters under or in connection with the International or US Offering in breach of the provisions of the International Underwriting Agreement or violating the provisions governing selling restrictions as contained in the relevant prospectus or offering circular.

                          SECTION X: GENERAL PROVISIONS

14.     REMEDIES, WAIVERS AND RELEASE

(A) No delay or omission on the part of any party hereto in exercising any right, power or remedy under this Agreement shall:

        (i)     impair such right, power or remedy; or

        (ii)    operate as a waiver thereof.

(B) The single or partial exercise of any right, power or remedy under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(C) The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

(D) Each party hereto may expressly release or compromise the liability of any other party hereto or grant time or other indulgence to any party hereto in any way without releasing or reducing or compromising the liability of such party in any other way or any other party hereto.

15.     ASSIGNMENT

(A) This Agreement shall be binding on, and enure for the benefit of, the parties hereto and their respective successors, personal representatives and permitted assigns.

(B) The Joint Global Coordinators, Joint Sponsors and Hong Kong Underwriters or any of them may assign to any person or persons the benefits of and interests and rights in or arising under this Agreement. Save as aforesaid, no other party hereto shall assign or transfer all or any part of any benefit of, or interest or right in, this Agreement, or any benefit, interest, right or obligation arising under this Agreement.

16.     FURTHER ASSURANCE

        The Company and the Selling Shareholder shall from time to time, on being required to do so by the Joint Global Coordinators now or at any time in the future do or procure the doing of such acts and/or execute or procure the execution of such documents as the Joint Global Coordinators may reasonably require to give full effect to this Agreement and securing to the Hong Kong Underwriters or any of them the full benefit of the rights, powers and remedies conferred upon them or any of them in this Agreement.

17.     ENTIRE AGREEMENT

(A) This Agreement and any other documents referred to in this Agreement constitute the whole and only agreement between the Company, the Selling Shareholder, the Joint Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters relating to the underwriting of the Hong Kong Public Offering and supersedes and extinguishes any other prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto made or given by any other party or any other person, whether or not in writing, at any time prior to the execution of this Agreement ("Pre-contractual Statements").

(B) Each party hereto acknowledges that in entering into this Agreement on the terms set out in this Agreement it is not relying upon any Pre-contractual Statement which is not expressly set out herein or the documents referred to herein.

(C) No party shall have any right of action (except in the case of fraud) against any other party to this Agreement arising out of or in connection with any Pre-contractual Statement except to the extent that such Pre-contractual Statement is repeated in this Agreement or the documents referred to herein.

(D) This Agreement may only be varied in writing signed by each of the parties hereto.

18.     NOTICES

(A) Any notice or other communication given or made under this Agreement shall be in writing (other than writing on the screen of a visual display unit or other similar device which shall not be treated as writing for the purpose of this clause 18) and shall, unless otherwise specified, be in English or Chinese.

(B) Any such notice or other communication shall be addressed as provided in clause 18(C) and, if so addressed, shall be deemed to have been duly given or made as follows:

        (i) if sent by personal delivery, upon delivery at the address of the relevant party;

        (ii) if sent by post, two Business Days (if posted within Hong Kong) or five Business Days (if posted outside of Hong Kong) after the date of posting; and

        (iii) if sent by facsimile, upon despatch to the facsimile number of the recipient, with the production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient and Provided that a confirmation copy of such notice or communication shall be sent by post to the addressee concerned not later than the Business Day immediately following the date of despatch of the facsimile.

(C) The relevant addressee, address and facsimile number of the Company and the Selling Shareholder for the purpose of this Agreement, subject to clause 18(D), are set out below. The relevant addressee, address and facsimile number of the Joint Global Coordinators and the other Hong Kong Underwriters are set out in Schedule 3 hereto.

        Name of party   Address                                 Facsimile no.
        -------------   -----------------------------------   ----------------

        The Company     16 Chaowai Avenue Chaoyang District   (8610) 8565 2233
                        Beijing 100020
                        The People's Republic of China

        Attention:      Cui Yong

        The Selling     5 Guanyingyuan Xiqu                   (8610) 6617 2189
        Shareholder     Xicheng District
                        Beijing 100035
                        The People's Republic of China

        Attention:      Wang Sidong

(D) A party may notify the other parties to this Agreement of a change to its relevant addressee, address or facsimile number for the purpose of clause 18(C) Provided that such notification shall only be effective on:

        (i) the date specified in the notification as the date on which the change is to take place; or

        (ii) if no date is specified or the date specified is earlier than the date on which a notice is deemed under clause 18(B) to have been duly given, the date on which such notice is so deemed to have been duly given.

19.     ANNOUNCEMENTS

(A) Subject to clause 19(B), no announcement concerning the Hong Kong Public Offering or any ancillary matter shall be made by any of the parties hereto without the prior written approval of the Joint Global Coordinators and the Company (other than advertisements relating to the Global Offering or any ancillary matter that may be published, or caused to be published, by the Joint Global Coordinators), such approval not to be unreasonably withheld or delayed.

(B) Any party hereto may make an announcement concerning the Hong Kong Public Offering or any ancillary matter if and to the extent:

        (i) required by law or by an order of a court of competent jurisdiction;

        (ii) required by any securities exchange or regulatory or governmental body to which such party is subject or submits, wherever situated, including, without limitation, the Hong Kong Stock Exchange, whether or not the requirement has the force of law; or

        (iii) the Joint Global Coordinators have, after consultation with the Company, given prior written approval to the making of the announcement,

        Provided that in relation to paragraphs (i) and (ii) above any such announcement shall be made only after consultation with the Joint Global Coordinators and the Company.

(C) The restrictions contained in this clause 19 shall continue to apply for a period of one year after the execution of this Agreement, provided that approval of the Joint Global Coordinators to any announcement proposed to be made by the Company or the Selling Shareholder after expiry of the stabilizing period prescribed under the Stabilizing Rules as referred to in clause 8 shall not be unreasonably withheld or delayed. The Company and the Selling Shareholder shall procure compliance by their respective subsidiaries and affiliates with the provisions of this clause 19.

20.     TIME OF ESSENCE

(A) Any date or period referred to in this Agreement may be extended by mutual agreement between the Company, the Selling Shareholder and the Joint Global Coordinators (for themselves and for and on behalf of the Joint Sponsors and the other Hong Kong Underwriters). Save as otherwise expressly provided, as regards any date or period originally fixed or any date or period so extended as aforesaid, time is of the essence of this Agreement.

(B) Without prejudice to clause 20(A), in the event that circumstances arise or have arisen as a result of which the Contingency Plan is required to be implemented with respect to the Hong Kong Public Offering as contemplated under clause 3(K), the Joint Global Coordinators may, subject to the terms of the Hong Kong Public Offering and to any necessary authorisations or approvals from the SFC and/or the Hong Kong Stock Exchange, agree with the Company and the Selling Shareholder such alternative times and/or deadlines for the purposes of this Agreement as may be necessary for the implementation of the Hong Kong Public Offering on a basis and to a timetable which is consistent with the Contingency Plan.

21.     INVALIDITY

        If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

        (i) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

        (ii) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

22.     GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with Hong Kong law.

23.     JURISDICTION AND DISPUTE RESOLUTION

(A) Any dispute arising out of or in connection with this Agreement including any question regarding its existence, validity or termination, shall be finally resolved by the UNCITRAL Rules, which Rules are deemed to be incorporated by reference into this clause. Notwithstanding this, each of the Joint Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters shall have the sole right to commence proceedings or pursue claims (including any third party claims in proceedings in which it is joined as a defendant) in any court of competent jurisdiction in relation to any dispute arising out of or in connection with this Agreement. Once a dispute is referred to arbitration or court proceedings are commenced, the other party or parties to the arbitration or court proceedings shall submit to respectively the arbitration or the jurisdiction of the court in which such proceedings have been commenced.

(B) The place of arbitration shall be the Hong Kong International Arbitration Centre "HKIAC").

(C) The arbitral tribunal shall be composed of three arbitrators. The appointing authority shall be HKIAC.

(D)     The governing law of the arbitration proceedings will be the law of Hong
        Kong.

(E)     The language to be used in the arbitral proceedings shall be English.

(F) The taking of proceedings in any one or more jurisdictions shall not preclude the taking of the proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of that jurisdiction.

(G) Each of the parties hereto irrevocably waives (and irrevocably agrees not to raise) any objection which it may now or hereafter have to the laying of the venue of any proceedings in any court of competent jurisdiction and any claim of forum non conveniens and further irrevocably agrees that a judgement in any proceedings brought in any court referred to in this clause shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

(H) The Company hereby irrevocably authorises and appoints Mr. K.S. Heng of Block C5, 12th Floor, Ventris Place, 19-23 Ventris Road, Happy Valley, Hong Kong or such persons, being resident in Hong Kong, as it may from time to time appoint as its agent to accept service of all legal process, including service of a notice of arbitration under the Rules, arising out of or connected with this Agreement and service on such persons shall be deemed to be service on the Company.

(I) The Selling Shareholder hereby irrevocably authorises and appoints Mr. K.S. Heng of Block C5, 12th Floor, Ventris Place, 19-23 Ventris Road, Happy Valley, Hong Kong or such persons, being resident in Hong Kong, as it may from time to time appoint as its agent to accept service of all legal process, including service of a notice of arbitration under the Rules, arising out of or connected with this Agreement and service on such persons shall be deemed to be service on the Selling Shareholder.

(J) Should court proceedings be commenced by any of the Joint Global Coordinators, the Joint Sponsors or the Hong Kong Underwriters, upon being given notice of such proceedings in writing, the party against whom such proceedings have been brought shall immediately appoint an agent to accept service of process in the relevant jurisdiction and shall give notice to the relevant Joint Global Coordinator, Joint Sponsor or Hong Kong Underwriter of the details and address for service of such agent.

24.     IMMUNITY

        To the extent that any party hereto may in any court proceedings arising out of or in connection with this Agreement or in any proceedings taken for the enforcement of any determination, decision, order or award made in such court proceedings claim for itself or its assets immunity from suit or other legal process or to the extent that in any such court or enforcement proceedings there may be attributed to itself or its assets such immunity (whether or not claimed), such party hereby irrevocably waives such immunity and consents, in respect of any such court or enforcement proceedings, to the giving of any relief or the issue of any process including, without limitation, the making, enforcement or execution against property whatsoever (irrespective of its use or intended use) to the full extent permitted by applicable laws.

25.     JUDGMENT CURRENCY INDEMNITY

(A) If for the purpose of obtaining judgement in any court by the Company or the Selling Shareholder or a Joint Global Coordinator or a Joint Sponsor or a Hong Kong Underwriter as the case may be (for the purpose of this clause 25, the "Claiming Party") it is necessary to convert a sum due hereunder into any currency other than Hong Kong dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures such Claiming Party could purchase Hong Kong dollars with such other currency in Hong Kong on the Business Day preceding that on which final judgement is given.

(B) The obligation of any party hereto in respect of any sum due from such party (for the purpose of this clause 25, the "Obligor") to any Claiming Party shall, notwithstanding any judgement in a currency other than Hong Kong dollars, not be discharged until the first Business Day following receipt by such Claiming Party of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Claiming Party may in accordance with normal banking procedures purchase Hong Kong dollars with such other currency.

(C) If the Hong Kong dollars purchased pursuant to this clause 25 are less than the sum originally due to the Claiming Party, such Obligor agrees, as a separate obligation and notwithstanding any such judgement, to indemnify the Claiming Party against such loss.

(D) If the Hong Kong dollars purchased pursuant to this clause 25 are greater than the sum originally due to the Claiming Party, the Claiming Party agrees, as a separate obligation and notwithstanding any such judgement, to repay to the Obligor an amount equal to the excess of the Hong Kong dollars so purchased over the sum originally due hereunder to the Claiming Party.

26.     COUNTERPARTS

(A) This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

(B) Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

IN WITNESS whereof this Agreement has been executed under hand by or on behalf of the parties hereto the day and year first above written.

                                   SCHEDULE 1

                          THE JOINT GLOBAL COORDINATORS

NAME                                         ADDRESS AND CONTACT DETAILS
----                                         ---------------------------
(in alphabetical order)

China International Capital Corporation      28th Floor, China World Tower 2
 Limited                                     No.1, Jian Guo Men Wai Avenue
                                             Beijing 100004
                                             China

                                             Facsimile No.: (8610) 6505 1156

Citigroup Global Markets Asia Limited        20th Floor, Three Exchange Square
                                             Central
                                             Hong Kong

                                             Facsimile No.:(852) 2501 8225

Credit Suisse First Boston (Hong Kong)       45th Floor, Two Exchange Square
 Limited                                     Central
                                             Hong Kong

                                             Facsimile No.:(852) 2101 7721

Deutsche Bank AG, Hong Kong Branch           55th Floor, Cheung Kong Center
                                             2 Queen's Road Central
                                             Hong Kong

                                             Facsimile No.: (852) 2203 7220

                                   SCHEDULE 2

                               THE JOINT SPONSORS

NAME                                         ADDRESS AND CONTACT DETAILS
----                                         ---------------------------
(in alphabetical order)

China International Capital Corporation      Suite 2307, 23rd Floor
 (Hong Kong) Limited                         One International Finance Centre
                                             1 Harbour View Street
                                             Central
                                             Hong Kong

                                             Facsimile No.: (852) 2872 2100

Citigroup Global Markets Asia Limited        20th Floor, Three Exchange Square
                                             Central
                                             Hong Kong

                                             Facsimile No.: (852) 2501 8116

Credit Suisse First Boston (Hong Kong)       45th Floor, Two Exchange Square
 Limited                                     Central
                                             Hong Kong

                                             Facsimile No.: (852) 2101 7738

Deutsche Bank AG, Hong Kong Branch           55th Floor, Cheung Kong Center
                                             2 Queen's Road Central
                                             Hong Kong

                                             Facsimile No.:(852) 2203 7202

                                   SCHEDULE 3

                           THE HONG KONG UNDERWRITERS

                                                                  PERCENTAGE OF
                                                                    HONG KONG     NUMBER OF
                                                                     PUBLIC       HONG KONG
                                          ADDRESS AND               OFFERING     OFFER SHARES
NAME                                    CONTACT DETAILS            UNDERWRITTEN  UNDERWRITTEN
-----------------------------  ---------------------------------  -------------  ------------
China International Capital    Suite 2307, 23rd Floor                     21.00%   67,941,090
Corporation                    One International Finance Centre
(Hong Kong) Limited            1 Harbour View Street
                               Central
                               Hong Kong

                               Facsimile No.: (852) 2872 2100

Citigroup Global Markets Asia  20th Floor, Three Exchange Square          21.00%   67,941,090
Limited                        Central
                               Hong Kong

                               Facsimile No.: (852) 2501 8116

Credit Suisse First Boston     45th Floor, Two Exchange Square            21.00%   67,941,090
(Hong Kong) Limited            Central
                               Hong Kong

                               Facsimile No.: (852) 2101 7738

Deutsche Bank AG, Hong Kong    55th Floor, Cheung Kong Center             21.00%   67,941,090
Branch                         2 Queen's Road Central
                               Hong Kong

                               Facsimile No.: (852) 2203 7202

BNP Paribas Peregrine Capital  36th Floor                                  3.00%    9,705,870
Limited                        Asia Pacific Finance Tower
                               3 Garden Road
                               Central
                               Hong Kong

                               Facsimile No.: (852) 2845 5300

China Everbright Capital       40th Floor                                  3.00%    9,705,870
Limited                        Far East Finance Centre
                               16 Harcourt Road
                               Hong Kong

                               Facsimile No.: (852) 2866 6841

ICEA Capital Limited           42nd Floor                                  3.00%    9,705,870
                               Jardine House

                                                                  PERCENTAGE OF
                                                                    HONG KONG     NUMBER OF
                                                                     PUBLIC       HONG KONG
                                          ADDRESS AND               OFFERING     OFFER SHARES
NAME                                    CONTACT DETAILS            UNDERWRITTEN  UNDERWRITTEN
-----------------------------  ---------------------------------  -------------  ------------
                               1 Connaught Place
                               Central
                               Hong Kong

                               Facsimile No.: (852) 2525 0967

Asia Commercial Bank Limited   Asia Financial Centre                       0.70%    2,264,703
                               120 Des Voeux Road Central
                               Hong Kong

                               Facsimile No.: (852) 2541 0009

China Insurance Group          29th Floor                                  0.70%    2,264,703
Securities Limited             China Insurance Group Building
                               141 Des Voeux Road Central
                               Hong Kong

                               Facsimile No.: (852) 2815 1499

CM-CCS Securities Limited      48th Floor                                  0.70%    2,264,703
                               One Exchange Square
                               Central
                               Hong Kong

                               Facsimile No.: (852) 3101 0828

Core Pacific - Yamaichi        36th Floor                                  0.70%    2,264,703
International (H.K.) Limited   Cosco Tower
                               Grand Millennium Plaza
                               183 Queen's Road Central
                               Hong Kong

                               Facsimile No.: (852) 2523 2268

Dao Heng Securities Limited    12th Floor                                  0.70%    2,264,703
                               The Center
                               99 Queen's Road Central
                               Hong Kong

                               Facsimile No.: (852) 2285 3150

KGI Capital Asia Limited       27th Floor                                  0.70%    2,264,703
                               Asia Pacific Finance Tower
                               Citibank Plaza
                               3 Garden Road
                               Central
                               Hong Kong

                               Facsimile No.: (852) 2970 0080

Kingston Securities Limited    Suites 2801-2807                            0.70%    2,264,703
                               One International Finance Centre
                               1 Harbour View Street

                                                                  PERCENTAGE OF
                                                                    HONG KONG     NUMBER OF
                                                                     PUBLIC       HONG KONG
                                          ADDRESS AND                OFFERING    OFFER SHARES
NAME                                    CONTACT DETAILS            UNDERWRITTEN  UNDERWRITTEN
-----------------------------  ---------------------------------  -------------  ------------
                               Central
                               Hong Kong

                               Facsimile No.: (852) 2295 0682

South China Securities         28th Floor                                  0.70%    2,264,703
Limited                        Bank of China tower
                               1 Garden Road
                               Central
                               Hong Kong

                               Facsimile No.: (852) 2521 7779

Sun Hung Kai International     Level 12                                    0.70%    2,264,703
Limited                        One Pacific Place
                               88 Queensway
                               Hong Kong

                               Facsimile No.: (852) 2822 5062

UOB Asia (Hong Kong) Limited   Suite 601                                   0.70%    2,264,703
                               6th Floor
                               Aon China Building
                               29 Queen's Road Central
                               Hong Kong

                               Facsimile No.: (852) 2840 0438
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                                   SCHEDULE 4

                                 THE WARRANTIES

                                     PART 1

The Company and the Selling Shareholder jointly and severally represent, warrant and undertake to the Joint Global Coordinators, the Joint Sponsors and the Hong
Kong Underwriters and each of them as follows:

1. All information supplied or disclosed in writing or orally including, without limitation, the Verification Notes and the answers and documents referred to therein (and any new or additional information serving to update or amend the Verification Notes supplied or disclosed in writing prior to the date of this Agreement) by the Company or any other member of the Group or any director or employee of any of them to the Joint
        Global Coordinators, the Joint Sponsors, the Hong Kong Underwriters, the
        Reporting Accountants or the legal and other professional advisers to the Hong Kong Underwriters for the purposes of the Hong Kong Public
        Offering was when given and (except as subsequently superseded, amended or corrected, and subject as stated in the Prospectus) remains true and accurate in all material respects and not misleading in any material respect and all forecasts and estimates so supplied or disclosed were made in good faith and are honestly and reasonably held, and have been made after due, careful and proper consideration. All forecasts and estimates which are contained in the Hong Kong Offering Documents are based on assumptions referred to in the Hong Kong Offering Documents and represent reasonable and fair expectations honestly held based on facts known to such persons (or any of them) and there are no other assumptions on which such forecasts and estimates are based other than the assumptions referred to in the Hong Kong Offering Documents or on which such forecasts ought reasonably to have been based which have not been made.

2. All statements of fact contained in the Hong Kong Offering Documents are and will (at the Prospectus Date and the other times when the Warranties are repeated pursuant to this Agreement) be true and accurate and not misleading in any material respect and there are no facts known or which on reasonable enquiry could have been known to the Company, any other member of the Group and/or the Directors (or any of them) which are not disclosed in the Hong Kong Offering Documents the omission of which would make any statement therein materially misleading or which in the circumstances of the Hong Kong Public Offering are material for disclosure therein. All expressions of opinion or intention therein are and will (at the Prospectus Date and the other times when the Warranties are repeated pursuant to this Agreement) be made on reasonable grounds and are and will be truly and honestly held by the Directors and are and will be fairly based and there are and will be no other facts known or which could on reasonable inquiry have been known to the Directors the omission of which would make any such statement or expression misleading in any material

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        respect or which will or should reasonably be considered material in the context of the Hong Kong Public Offering.

3. The Prospectus, the Formal Notice and the Application Forms contain all information and particulars required to comply with all statutory and other provisions (including, without limitation, the Companies Ordinance and the rules and regulations of the Stock Exchange) so far as applicable.

4. The Prospectus contains and, when it is issued, will contain all such information as investors would reasonably require and expect to find there, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the Company and the rights attaching to the Offer Shares.

5. No information was withheld from the Reporting Accountants for the purposes of their preparation of the Company Accounts, the Company Pro
        Forma Financial Statements, the Reporting Accountants' report contained in appendix I and other financial information under appendix II to the Prospectus and all information given to the Reporting Accountants for such purposes was given in good faith and, to the best of the knowledge, information and belief of the Company after due, proper and careful consideration, the factual contents of such report are true and accurate and no material fact or matter has been omitted.

6. No material information was withheld from the Reporting Accountants for the purposes of their review of all forecasts contained in the Prospectus or their review of the Company's working capital projections or their review of the Company's financial reporting procedures.

7. Neither the Company nor AMC has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Prospectus, except for the loss or interference that would not, individually or in the aggregate, have a material adverse effect on the business, prospects, management, shareholders' or owners' equity, results of operations or financial condition of the Company and AMC, taken as a whole ("Material Adverse
        Effect"); and, since the date as of which information is given in the Prospectus, except as disclosed in the Prospectus, there has not been any (i) material addition, or development involving a prospective material addition, to the Company's liability for future life policyholders' benefits, policyholders' contract deposits and other funds, or reserve for claims and claims adjustment expenses, other than in the ordinary course of business; (ii) material decrease in the surplus of the Company or material change in the capital stock or other ownership interests of the Company or AMC or any material increase in the long-term debt of the Company and AMC, taken as a whole; or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the business, prospects, management, shareholders' or owners' equity, results of operations or position, financial or otherwise, of the Company and AMC, taken as a whole.

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8.      Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor AMC has (i) entered into or assumed any material contract, (ii) incurred, assumed or acquired any material liability (including contingent liability) or other obligation,
        (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset material to the Company and AMC taken as a whole or (iv) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in clauses (i) through (iii) above, except in the ordinary course of business or as disclosed in the Prospectus.

9. Except as disclosed in the Prospectus, subsequent to the date as of which information is given in the Prospectus, the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, nor transferred or distributed any cash or other assets to the Selling Shareholder or any of its subsidiaries.

10. The Company has been duly incorporated and is validly existing as a joint stock company with limited liability and in good standing under the laws of the PRC, with full legal right, power and authority
        (corporate and other), as authorized by the PRC government, to own, use, lease and operate its properties, conduct its business in the manner presently conducted and as described in the Prospectus, and is duly qualified to transact business in each jurisdiction in which it conducts any business and duly qualified to own, use, lease and operate its properties in each jurisdiction in which it owns or leases properties and such qualification is required, or is and will be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each of the Articles of Association, the business license, the insurance business permit and other constituent documents of the Company complies with all applicable requirements of PRC law, including but not limited to the PRC Company
        Law and the PRC Insurance Law, and each is in full force and effect; and the Selling Shareholder has been duly established as a state-owned enterprise.

11. Other than AMC, the Company does not have any other subsidiaries, whether incorporated or established in the PRC or elsewhere. AMC has been duly incorporated or established and is validly existing and in good standing under the laws of the PRC with full legal right, power and authority (corporate and other), as authorized by the PRC government, to own, use, lease and operate its properties, conduct its business in the manner presently conducted and, if such manner is described in the Prospectus, as described in the Prospectus, and is duly qualified to transact business in each jurisdiction in which it conducts any business and duly qualified to own, use, lease and operate its properties in each jurisdiction in which it owns or leases properties and such qualification is required, or is and will be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each of the Articles of Association, the business license, the insurance business permit (where applicable) and other constituent documents of AMC complies with all applicable requirements of PRC law, including but not limited to the PRC Company Law and the PRC
        Insurance Law, and each is in full force and effect.

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12.     AMC is a legal person with limited liability and the liability of the
        Company in respect of equity interests held in AMC is limited to its investment therein. All of the outstanding shares of capital stock of, or equity interests in, AMC have been duly authorized and are validly issued, fully paid and non-assessable and, except as described in the
        Prospectus, are owned directly by the Company, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims.

13. Except as described in the Prospectus, each of the Company and AMC has valid title to, or valid leasehold interests in, all of the real properties and assets that it purports to own and valid title to all personal properties and assets that it purports to own, in each case free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions, except such as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, each material lease to which the Company or AMC is a party is legal, valid, binding and enforceable in accordance with its terms against the other parties thereto, and no default (and, to the Company's best knowledge, no event which, with notice or lapse of time or both, would constitute a default) by the Company or AMC which has or is likely to have a Material Adverse Effect has occurred and is continuing under any such lease. Except as described in the Prospectus, if the Selling Shareholder is the lessor under any such lease, the Selling Shareholder has valid title to, or unfettered ability to grant, and has granted valid leasehold interests in (and for the terms stated therein) the real properties and assets that are the subject of such lease. Except as described in the Prospectus, each of the Company and AMC has obtained all land-use rights and rights of way in respect of the real properties, which are required to conduct its business and to which it holds title, free and clear of all encumbrances and defects, except such as are not material and do not materially interfere with the use made and proposed to be made of such property by the Company or AMC, as the case may be, and all such land-use rights and rights of way are legal, valid, binding and enforceable in accordance with the terms of their establishment, except such as are not material and do not materially interfere with the use made and proposed to be made of such property by the Company or AMC, as the case may be. Neither the Company nor AMC owns, operates, manages or has any other right or interest in any other material real property of any kind, except for the real property described in the property valuation report set out in appendix
        V to the Prospectus.

14. The Company has the registered capital as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (i) have been duly authorized, (ii) are validly issued, fully paid and non-assessable, (iii) were not issued in violation of any preemptive or similar rights and (iv) conform in all material respects to the description thereof contained in the Prospectus. There are no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, H Shares or any other capital stock of the Company except pursuant to this Agreement and the International Underwriting Agreement. There are no outstanding rights, warrants or options to acquire, or

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        instruments or securities convertible into or exchangeable for, any shares of capital stock of, or direct interests in, AMC.

15.     The H Shares to be issued and sold by the Company to the Hong Kong
        Underwriters hereunder (in the case of under-subscription in the Hong
        Kong Public Offering) and under the International Underwriting Agreement and the H Shares to be sold by the Selling Shareholder hereunder have been duly and validly authorized, and, when issued, in the case of the H
        Shares to be issued and sold by the Company, and delivered against payment therefor pursuant to this Agreement, as applicable, will be duly and validly issued and delivered and fully paid and non-assessable; the H Shares and the ADSs representing such H Shares conform in all material respects to the descriptions thereof contained in the Hong Kong Offering
        Documents, including but not limited to the descriptions under the section entitled "Structure of the Global Offering" in the Prospectus;
        and, except as described in the Prospectus, there are no restrictions on subsequent transfers of the H Shares or the ADSs under the laws of the PRC, Hong Kong or the United States.

16. The ADSs will at the time of issue have been duly approved for listing, subject to official notice of issuance, on the New York Stock Exchange, Inc. under the symbol "LFC". The Offer Shares have been approved in principle for listing on the Stock Exchange under the stock code "2628".

17. Each of the Company, AMC and the Selling Shareholder is duly organized, and each of the Company and the Selling Shareholder is licensed as a nationwide life insurance company in the PRC and is duly licensed or authorized as an insurer in each of the provinces, municipalities and autonomous regions in the PRC in which it conducts any insurance business; each of the Company, AMC and the Selling Shareholder has all approvals, orders, consents, authorizations, licenses, certificates, clearances, permits, registrations and qualifications (collectively, the "Approvals") of and from all governmental and insurance regulatory authorities necessary to conduct its business as described in the Prospectus, and there is no pending or, to the knowledge of the Company and the Selling Shareholder, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, except as disclosed in the Prospectus or where the failure to be so duly licensed or authorized would not, individually or in the aggregate, have a Material Adverse Effect.

18.     This Agreement, the Receiving Bankers' Agreements and the Registrar's
        Agreement has been (or will when executed have been) duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

19. All Approvals of or with any insurance regulatory agency, any national, provincial, municipal, local, foreign or other governmental authority, agency or

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        body, any self-regulatory organization or any court or other tribunal or any stock exchange authorities (each a "Governmental Agency", and collectively, "Governmental Agencies") having jurisdiction over the
        Company or AMC or the Selling Shareholder or any of their properties required for the deposit of Shares and the issuance of ADSs in respect thereof, and for the authorization, execution and delivery by the
        Company and the Selling Shareholder, as the case may be, of this
        Agreement, the Receiving Bankers' Agreements, the Registrar's Agreement
        and the Corporate Placing Agreements, and for the issuance and sale by the Company, and the sale by the Selling Shareholder, of the H Shares or
        ADSs, as the case may be, to investors have been obtained or made (or will have been prior to Closing) and are (or will be at such time) in full force and effect.

20. Each of the Company, AMC, the Selling Shareholder and its subsidiaries has all necessary Approvals of or from, and has made all filings, registrations and declarations (collectively, the "Filings") with, all Governmental Agencies necessary to (i) own, lease, license and use its properties and assets and to conduct its business as in the manner described in the Prospectus, and (ii) use the proceeds to be received by the Company from the Global Offering, without restriction in the manner contemplated by the Prospectus, except as disclosed in the Prospectus or where the failure to make such filings, registrations and declarations would not, individually or in the aggregate, have a Material Adverse
        Effect; such Approvals contain no restrictions or conditions not described in the Prospectus, except as disclosed in the Prospectus or where such restrictions or conditions would not, individually or in the aggregate, have a Material Adverse Effect, and all Approvals and all Filings are in full force and effect and neither the Company nor the Selling Shareholder nor any of their respective subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or the Selling
        Shareholder or any of their respective subsidiaries.

21. Neither the Company nor AMC, nor the Selling Shareholder nor any of its subsidiaries, is, in any respect, in violation of any applicable law, rule, regulation, order, ordinance, judgment, decree, whether national, provincial, municipal or local, domestic or foreign, including, without limitation, any insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, except where such violation would not, individually or in the aggregate, have a Material
        Adverse Effect.

22. Save as disclosed in the Prospectus, all dividends and other distributions that may be declared and payable on the shares of capital stock of the Company in Renminbi to the H Share shareholders of the Company may under the current laws and regulations of the PRC be converted into foreign currency and may be freely transferred out of the PRC, and except as described in the Prospectus, all such dividends (i) will not be subject to withholding or other taxes under the current laws and regulations of the PRC, (ii) are otherwise free and clear of any other tax, withholding or deduction in the PRC and (iii) except for conversion of

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        Renminbi into foreign currency, may be so paid without the necessity of obtaining any Approval in the PRC.

23. The issuance and sale of the H Shares and ADSs being delivered under this Agreement and the International Underwriting Agreement, the application of the net proceeds from the Global Offering (as set forth in and contemplated by the Prospectus) and the compliance by the Company with all of the provisions of this Agreement, the Receiving Bankers'
        Agreements and the Registrar's Agreement, and the consummation by the Company of the transactions contemplated herein and therein, did not, and will not, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument of any kind whatsoever to which the Company or AMC is a party or by which the Company or AMC is bound or to which any of the properties or assets of the Company or AMC is subject, except for such conflicts, breaches, violations or defaults which would not (i) individually or in the aggregate, have a Material Adverse Effect, or
        (ii) affect the validity of, or have any adverse effect on, the issuance and sale of the H Shares or the other transactions contemplated hereunder; and such actions did not, and will not, result in any violation of the provisions of (x) the Articles of Association, business licenses or other constituent documents of the Company or AMC or (y) any law or statute or any rule, regulation, judgment, order, decree or Approval of any Governmental Agency having jurisdiction over the Company or AMC or any of their properties, except, in the case of (y), as would not (i) individually or in the aggregate, have a Material Adverse
        Effect, or (ii) affect the validity of, or have any adverse effect on, the issuance and sale of the H Shares and ADSs and the other transactions contemplated hereunder and under the International
        Underwriting Agreement; and no Approval with any such Governmental
        Agency is required for the issuance and sale of the H Shares, and the consummation by the Company of the transactions contemplated herein and therein, except such Approvals as have been obtained and are in full force and effect and copies of which have been furnished to the Joint
        Global Coordinators.

24. Neither the Company nor AMC is (i) in violation of its Articles of Association, business license, insurance business permit (where applicable) or other constituent documents, or (ii) in default (or is aware of an event which, with notice or the passage of time or both, would result in a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject except, in the case of (ii) only where such violation or default would not, individually or in the aggregate, have a Material Adverse Effect and would not affect the validity of, or have any adverse effect on, the issuance and sale of the H Shares and ADSs or the other transactions contemplated hereunder and under the International Underwriting Agreement.

25. Except as described in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are

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        payable by or on behalf of the Company, AMC or the Selling Shareholder to the PRC or Hong Kong or the United States or any political subdivision or taxing authority thereof or therein in connection with
        (i) the creation, allotment and issuance of the H Shares, (ii) the deposit of H Shares by the Company and the Selling Shareholder in the
        form of the ADSs, (iii) the sale and delivery by the Company and the
        Selling Shareholder of the H Shares and the ADSs to or for the
        respective accounts of the Underwriters in the manner contemplated in this Agreement and in the International Underwriting Agreement, (iv) the
        execution and delivery of this Agreement, the Receiving Bankers'
        Agreements and the Share Registrar's Agreement or (v) the sale and delivery by the Underwriters of the ADSs and the H Shares, as the case may be, to the initial purchasers thereof, in the manner contemplated in the Prospectus.

26. Except as described in the Prospectus (and save for taxes on the Underwriters' income and operation generally), no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the PRC or Hong Kong or the United States or any political subdivision or taxing authority thereof or therein in connection with (i) the creation, allotment and issuance of the H
        Shares, (ii) the deposit of H Shares by the Company and the Selling
        Shareholder in the form of the ADSs, (iii) the sale and delivery by the Company and the Selling Shareholder of the H Shares and the ADSs to or for the respective accounts of the Underwriters in the manner contemplated in this Agreement and in the International Underwriting
        Agreement, (iv) the execution and delivery of this Agreement, the Receiving Bankers' Agreements, the Registrar's Agreement and the
        Corporate Placing Agreements, (v) the sale and delivery by the Underwriters of the ADSs and the Offer Shares, as the case may be, to the initial purchasers thereof in the manner contemplated in the Prospectus.

27. Except as described in the Prospectus, neither the Company nor AMC nor any of their respective officers, directors or affiliates has taken, or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or the Securities and Futures Ordinance, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the H Shares or ADSs.

28.     The Company, AMC, the Selling Shareholder, certain subsidiaries of the
        Selling Shareholder, and certain affiliates of the foregoing
        (collectively, the "China Life Group" and each company or other entity forming a part of the China Life Group individually, a "China Life Group
        Member") have completed the Restructuring, which included, among other things, (i) the entering into by the Company and the Selling Shareholder of a restructuring agreement (the "Reorganization Agreement"), effective as of 30th June, 2003, to effect the restructuring of the China Life
        Group; (ii) the entering into by the Company and the Selling Shareholder of a policy management agreement dated 30th September, 2003 (the "Policy
        Management Agreement"), under which the Company has agreed to provide certain insurance policy administration services to the Selling
        Shareholder relating to those insurance policies retained by the

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        Selling Shareholder pursuant to the Reorganization Agreement; (iii) the entering into of two asset management agreements (the "Asset Management
        Agreements"), by AMC, one with each of the Company and the Selling
        Shareholder respectively under which AMC has agreed to provide investment management services to the Company and the Selling
        Shareholder; (iv) the entering into by the Company and the Selling
        Shareholder of a non-competition agreement dated 30th September, 2003
        (the "Non-Competition Agreement"), under which the Selling Shareholder has agreed, among other things and subject to certain exceptions, to refrain from operating businesses which compete or would compete with the Company, without the Company's written consent; (v) the entering into by the Company and the Selling Shareholder of a trademark license agreement dated 30th September, 2003 (the "Trademark License
        Agreement"), under which the Selling Shareholder granted a non-exclusive license to the Company to use certain trademarks, as described in the
        Prospectus; and (vi) the entering into by the Company and the Selling
        Shareholder of a 20-year property leasing agreement dated 30th
        September, 2003 (the "Property Leasing Agreement"), under which the
        Company has agreed to lease from the Selling Shareholder certain properties as described therein. The Reorganization Agreement, the
        Policy Management Agreement, the Asset Management Agreement, the
        Non-Competition Agreement, the Trademark License Agreement, the Property
        Leasing Agreement and all material documents that were executed by or issued to the Company, the Selling Shareholder or any Governmental
        Agency in connection with the Restructuring are hereinafter collectively referred to as the "Restructuring Documents" and individually as a
        "Restructuring Document". Each Restructuring Document constituting an agreement is hereinafter referred to as a "Restructuring Agreement" and collectively as the "Restructuring Agreements".

29. The descriptions of the Restructuring and the legal and other consequences thereof set forth in the Prospectus under the sections entitled "The Restructuring" and "Relationship with CLIC" are accurate, complete and fair in all material respects. Except as described in the Prospectus, all of the Restructuring have been effected prior to the date hereof in compliance with all applicable national, provincial, municipal and local laws in the PRC. The Restructuring constitute legal, valid and binding transactions completed by the parties to the Restructuring Agreements.

30. All material Approvals required from or of any Governmental Agency in connection with the Restructuring and the execution, delivery and performance of the Restructuring Agreements have been made or obtained in writing, including, without limitation, all actions necessary for the approval of the Restructuring by the PRC State Council, the China
        Insurance Regulatory Commission (the "CIRC"), the PRC Ministry of
        Finance (the "MOF"), the PRC Ministry of Commerce (the "MOC"), the State
        Development and Reform Commission (the "SDRC"), the China Securities
        Regulatory Commission (the "CSRC"), the State Administration of Industry and Commerce (the "SAIC") and the State Taxation Administration (the
        "STA"), and no such Approval has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed.

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31.     Each Restructuring Document has been duly authorized, executed and delivered by the Company, the Selling Shareholder, AMC and other China
        Life Group Member that is a party to such Restructuring Document, as the case may be, prior to the date hereof, and each Restructuring Agreement constitutes a legal, valid and binding agreement of the Company, the
        Selling Shareholder, AMC and China Life Group Member that is a party to such Restructuring Agreement, as the case may be, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

32.     The Restructuring and the execution by the Company, AMC, the Selling
        Shareholder or the other China Life Group Members of each Restructuring
        Document to which it is a party and the delivery by each of the Company, AMC, the Selling Shareholder and such other China Life Group Members of, and the performance by each of the Company, AMC, the Selling Shareholder and such other China Life Group Members of its obligations under, each Restructuring Document to which it is a party and the consummation of the Restructuring does not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or AMC or the Selling Shareholder or any of the other China Life Group Members is a party, or by which the Company or AMC or the Selling Shareholder or any of the other China Life Group Members is bound or to which any of the property or assets of the Company or AMC or the Selling Shareholder or any of the other China Life Group Members is subject, that individually or in the aggregate, is material to the Selling Shareholder and its subsidiaries, taken as a whole, or to the Company and AMC, taken as a whole, and such actions did not, and will not, result in any violation of the provisions of (i) the Articles of Association, business licenses, insurance business permits (where applicable) or other constituent documents of the Company or AMC or the Selling Shareholder or any of the other China Life Group Members or (ii) any law or statute or any order, rule, regulation, judgment, order or decree of any Governmental Agency having jurisdiction over the Company or AMC or the Selling Shareholder or any of the other China Life Group Members or any of their properties, except, in the case of (ii) above, for such violations which would not individually or in the aggregate, (x) have a Material Adverse Effect, or (y) affect the valid and binding nature of the Restructuring or any Restructuring Document.

33. In connection with the Restructuring, the Selling Shareholder has legally and validly transferred to the Company (i) all long-term insurance policies (policies having a term of more than one year from the date of issuance) issued on or after 10th June, 1999, having policy terms approved by or filed with the CIRC on or after 10th June, 1999 and either (A) recorded as a long-term insurance policy as of 30th June, 2003 in a database attached to the Reorganization Agreement as an annex or (B) having policy terms for group supplemental medical insurance
        (fund type), (ii) stand-alone short-term policies (policies having a term of one

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        year or less from the date of issuance) issued on or after 10th June,
        1999 and (iii) all riders supplemental to the policies described in clauses (i) and (ii) above, together with those reinsurance contracts specified in an annex to the Reorganization Agreement (collectively, the
        "Transferred Policies"). All insurance policies written by the Selling
        Shareholder and issued on or before 30th June, 2003 (collectively, the
        "Non-Transferred Policies") were legally and validly retained by the
        Selling Shareholder. All new insurance policies written after 30th June,
        2003 by or on behalf of the Company are the policies of the Company, and, except as described in the Prospectus, no insurance policies have been written for the account of the Selling Shareholder after 30th June,
        2003. Except as disclosed in the Prospectus, the transfer of the
        Transferred Policies from the Selling Shareholder to the Company is legal, valid and binding against each and every policyholder of the
        Transferred Policies, and in particular, legal, valid and binding consents of the policyholders have been duly obtained with respect to the transfer of each of the Transferred Policies, including, but not limited to, consent from each policyholder who acquired a Transferred
        Policy written by the Selling Shareholder and issued on or after 28th
        May, 2003; and no holder of a Transferred Policy has any valid claim against the Selling Shareholder or the Company arising out of or in connection with the Restructuring or any of them. No consent of any holder of a policy written by the Selling Shareholder which is not a
        Transferred Policy is or was necessary in connection with the transfer of the Transferred Policies or any of the other Restructuring and no holder of any such policy has any valid claim against the Selling
        Shareholder or the Company arising out of or in connection with the
        Restructuring or any of them. No claim by any holder of a policy written by the Selling Shareholder or the Company arising out of or in connection with the Restructuring or any of them is pending or, to the knowledge of the Company and the Selling Shareholder, threatened.
        Neither the Company nor AMC is liable for any debts or other liabilities of the Selling Shareholder not specifically assumed by the Company in the Restructuring. The Company and AMC do not and will not have any payment obligations or other liabilities to policyholders, of or otherwise in respect of, those policies that were retained by the
        Selling Shareholder in the Restructuring.

34. A special purpose fund to satisfy the payment of benefits and claims obligations arising from the Non-Transferred Policies, as well as expenses incurred in operating the special purpose fund, including third-party management fees and professional fees and such other purposes as the management committee of the fund may agree has been or will be established by the Selling Shareholder and the MOF and continues or will continue to validly exist. The MOF has the authority to issue its approval regarding the special purpose fund, the approval is valid and effective and neither the Company nor the Selling Shareholder has any reason to believe that the MOF will revoke the approval. The descriptions of the fund and the MOF's approval thereof contained in the Prospectus are fair and accurate in all material respects.

35. Except as disclosed in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect, all of the Selling
        Shareholder's exclusive sales agents, of whom the total number was approximately 650,000 as

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        of 30th June, 2003, have legally and validly (i) entered into sales agency contracts with the Company and (ii) terminated their respective sales agency contracts with the Selling Shareholder.

36. Each agreement of the Selling Shareholder relating to any bancassurance arrangement, non-dedicated agency, dedicated insurance agency, insurance brokerage company and other intermediary which was in existence prior to the Restructuring has been legally and validly transferred to the Company and each necessary consent of each other party to each such agreement has been obtained and is legal, valid and binding, except for such failures to effect a valid transfer or obtain a necessary consent as would not, individually or in the aggregate, have a Material Adverse
        Effect and which, to the extent material, are described in the Prospectus.

37. In connection with the Restructuring, all consents, approvals and authorizations have been legally, validly and unconditionally obtained in writing from third parties under any joint venture agreements, distribution agreements or arrangements with any commercial banks, post offices, savings cooperatives, travel agencies, hotels, airline sales counters and insurance brokerage and insurance agency companies, bank loans, guarantees and all other contracts, where such contracts, agreements or arrangements purportedly have been transferred or assigned to the Company, except as disclosed in the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect.

38. Other than the Restructuring Documents and the Restructuring Agreements, there are no other material documents or agreements, written or oral, that have been entered into by the Company and the Selling Shareholder in connection with the Restructuring which have not been previously provided, or made available, to the Underwriters and, to the extent material, disclosed in the Prospectus.

39. None of the Company, AMC and the businesses now run by the Company and AMC, nor, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees have, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality in the PRC, Hong Kong or any other jurisdiction or (ii) made any contribution, payment or gift of funds or property to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift, after the registration of the H Shares and ADSs under the Exchange
        Act, will cause the Company to be in violation of the U.S. Foreign
        Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder, if applicable.

40. There are no legal, governmental or arbitral proceedings pending or, to the knowledge of the Company, threatened to which the Company or AMC is a party (including, without limitation, any proceeding challenging the effectiveness or validity of the Restructuring) or to which any of the properties of the Company or AMC is subject that are required to be described in the

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        Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the
        Prospectus are not described as required.

41. Except as disclosed in the Prospectus, neither the Company nor AMC has any material obligations to provide housing benefits, severance or retirement benefits, death or disability benefits or other actual or contingent employee benefits or perquisites to any (i) present or past employees, whether permanent or temporary, of the Company or AMC, (ii) present or past employees of other China Life Group Members, (iii) present or past employees of the Selling Shareholder, (iv) parties that transferred assets or businesses to the Company and AMC in connection with the Restructuring or (v) any Governmental Agency.

42. All material guarantees of indebtedness of the Company or AMC are in full force and effect, and there are no outstanding material guarantees or contingent payment obligations of the Company or AMC in respect of indebtedness of any party that is not the Company or AMC, except as disclosed in the Prospectus. No indebtedness (actual or contingent) and no contract or arrangement (other than employment contracts or arrangements) is outstanding between (i) the Company or AMC and (ii) any director or officer of the Company or AMC or any person connected
        (within the meaning of the Hong Kong Listing Rules) with such director or officer (including but not limited to his or her spouse, infant, child or any company or undertaking in which he or she holds a controlling interest).

43. There are no material relationships or transactions between the Company or AMC, on one hand, and their respective affiliates, officers and directors or their shareholders, customers or suppliers, on the other hand, which are not disclosed or reflected in the Prospectus; and the statements in the Prospectus in this regard are true and correct in all material respects, and do not omit anything necessary to make such statements, in light of the circumstances under which they are made, not misleading.

44. Except as disclosed in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and AMC own or have valid licenses in full force and effect for the lengths of time indicated in the Prospectus or otherwise have the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (including the "China Life" name and logo) currently employed by them in connection with the businesses currently operated by them, and neither the Company nor AMC has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material
        Adverse Effect to the Company's and the Selling Shareholders' knowledge after due investigation; in conducting its business activities, none of the Company or AMC has infringed any patent, copyright, title, trademark, service mark, trade name or other intellectual

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        property rights already registered by a third party in the PRC or elsewhere, other than such infringements which, either individually or in the aggregate, would not have a Material Adverse Effect.

45. The Company and AMC maintain insurance of the types and in the amounts that the Company reasonably believes to be adequate for their respective businesses. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue the businesses of the Company and AMC at a cost that would not materially and adversely affect the business, prospects, management, shareholders' or owners' equity, results of operations of the Company and AMC, taken as a whole.

46. All returns, reports or filings which ought to have been made by or in respect of the Company and AMC for taxation purposes have been made and all such returns are up to date, correct and on a proper basis in all material respects, and, to the knowledge of the Company after due investigation, are not the subject of any dispute with the relevant revenue or other appropriate authorities; the provisions included in the audited accounts as set out in the Prospectus include appropriate provision required under the HK GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company or AMC was then or might reasonably be expected thereafter to become or have become liable; neither the Company nor AMC has received notice of any tax deficiency that has been asserted or assessed against the Company or AMC which, if so assessed, would or would be likely to have a Material
        Adverse Effect.

47. No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or AMC exists or, to the Company's knowledge, is imminent or is threatened. No material labor dispute, work stoppage, slow down or other conflict involving the sales agents of the Company or AMC exists, is imminent or is threatened.

48. The statements set forth in the Prospectus (i) under the section entitled "Structure of the Global Offering" and Appendix VIII - "Summary of Articles of Association", insofar as they purport to constitute a summary of (x) the terms of the Offer Shares and the relevant provisions of the Articles of Association of the Company and (y) the terms of the ADSs and the, respectively, and (ii) under Appendix VII - "Summary of principal legal and regulatory provisions" and Appendix VI - "Taxation and foreign exchange", insofar as they purport to describe the provision of laws and documents referred to therein, and under the section entitled "Underwriting" insofar as they purport to described the provisions of this Agreement and the International Underwriting
        Agreement referred to therein, are accurate, complete and fair in all material respects.

49. Under the laws of the PRC, none of the Company, AMC nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from

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

        attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waivers and agreements of the Company in this Agreement, the International
        Underwriting Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement and the International Underwriting Agreement are legal, valid and binding under the laws of the PRC.

50. Except as described in the Prospectus, no holder of any of the H Shares or ADSs after the completion of the Global Offering will be subject to liability in respect of any liability or obligation of the Company by virtue only of the holding of any such H Shares or ADSs. Except as disclosed in the Hong Kong Offering Documents and except as prohibited by applicable securities laws in relation to the offering of securities, there are no limitations on the rights of holders of the H Shares or the ADSs to hold, vote or transfer their securities.

51. The Company is not, and after giving effect to the offering and sale of the ADSs and H Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to registered as an "investment company" as such term is defined in the United States
        Investment Company Act of 1940, as amended (the "Investment Company
        Act").

52. The Company is not a "passive foreign investment company" ("PFIC") within the meaning of section 1297 of the United States Internal Revenue
        Code of 1986, as amended, for the year ending 31st December, 2003 and the Company has no plan or intention to conduct its business in a manner that would reasonably be expected to result in the Company becoming a PFIC in the future under the current law and regulation.

53. The historical consolidated financial statements and notes thereto, the summary historical consolidated financial data and notes thereto, and the selected historical consolidated financial data and notes thereto of the Company included in the Prospectus were prepared in accordance with the HK GAAP consistently applied throughout each of the periods involved, and fairly present the consolidated financial condition and result of operations of the Group as of the dates and for the periods presented; and the unaudited pro forma consolidated financial data and notes thereto and the summary thereof included in the Prospectus were prepared in accordance with all applicable rules and requirements, the Company's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the events described therein, in the unaudited pro forma statement of income for the year ended 31st December, 2002 and the six-months ended 30th June, 2003; pro forma adjustments give appropriate effect to those assumptions, and the calculations made to determine such pro forma amounts reflect the proper application of those adjustments to the historical financial statement amounts. No other financial statements, schedules or pro forma financial information of the Group are required by any applicable rules and regulations to be included in the Prospectus.

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54.     All statistical information (except for such statistical information which is disclosed in the Prospectus as having come from a source other than the Company, which source the Company confirms it believes to be reliable), including numbers of insurance policies and annuity contracts, exclusive sales agents and distribution outlets, included in the Prospectus has been derived from the records of the Group using systems and procedures which incorporate adequate safeguards to ensure that the information, in all material respects, is accurate and complete and presents fairly the information shown therein.

55. The Reporting Accountants are an independent public accountant within the meaning of all applicable published rules and regulations and comply with the guidelines on independence issued by the Hong Kong Society of Accountants; each of the Company and AMC has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements and notes thereto in conformity with the HK GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions taken with respect to any differences and (v) each of the Company and AMC has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of consolidated financial statements and notes thereto in accordance with the HK GAAP; and the management information and accounting control system of the Company and AMC has been in operation for at least six months during which no material difficulty with regard to any of the matters referred to in (i) through (v) above has been experienced.

56. All prospective and unaudited financial information about the Group and included in the Prospectus (the "Prospective Financial Information") (i) was made by the Company after due and proper consideration and careful enquiry and represents reasonable and fair expectations honestly held based on facts known to the Company and the assumptions stated in the Prospectus, and (ii) has been properly compiled based on the assumptions described therein. The assumptions and methods used in the preparation of the Prospective Financial Information (A) are all those that the Company believes are significant in estimating the total operating revenue and the net income of the Company and the net income per share of the Company for the year ending 31st December, 2003, and (B) reflect, for the year ending 31st December 31, 2003, the Company's reasonable estimate of the events, contingencies and circumstances described therein; and the Prospective Financial Information presents the Company's reasonable estimate, as of the date hereof, of the net income of the Company and the net income per share of the Company for the year ending 31st December, 2003.

57. The calculations of embedded value as of 30th June, 2003 included in the Prospectus have been properly effected based on the assumptions and estimates

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        described therein. The estimates and assumption (or, where a range of assumptions is used, the range of assumptions chosen) upon which such calculations are based represent reasonable and fair expectations honestly held (or, where a range of assumptions is used, represent a reasonable range of assumptions in the circumstances) based on facts known to the Company.

58. The section entitled "Financial Information" in the Prospectus accurately and fully describes (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets to the Group, such as structured finance entities and special purpose entities (collectively, "off-balance sheet arrangements") that are reasonably likely to have a material effect on the liquidity of the Group, taken as a whole, or the availability thereof or the requirements of the Group for capital resources. As used in the preceding sentence, the term "reasonably likely" refers to a disclosure threshold lower than "more likely than not". The section entitled "Financial Information" in the Prospectus fairly and accurately describes accounting policies which the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and which require management's most difficult, subjective or complex judgments ("critical accounting policies").

59. Save as disclosed in the Prospectus, none of the Directors (or any of their spouses or infant children or any company in which any of them has a controlling interest) is or will be materially interested in any agreement or arrangement with any member of the Group which is subsisting at the Prospectus Date and which is significant in relation to the business of the Group.

60. All the interests of each of the Directors in the securities of the Company or any associated corporation (within the meaning of the Securities and Futures Ordinance) which will be required to be notified to the Company and the Stock Exchange pursuant to Divisions 7 and 8 of
        Part XV of such Ordinance, or which will be required pursuant to section
        352 of such Ordinance to be entered in the register referred to therein, or which will be required to be notified to the Company and the Stock
        Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Companies in the Hong Kong Listing Rules, in each case once the H Shares are listed, and in any assets which, in the two years preceding the Prospectus Date, have been acquired or disposed of by, or leased to, the Company or any of its subsidiaries or are proposed to be acquired, disposed of by, or leased to, the Company or any of its subsidiaries, are fully and accurately disclosed in the Prospectus.

61. None of the Company, AMC or any of the businesses now run by the Company or AMC does any business with the Governments of Burma (Myanmar), Cuba, Iran, Libya or Sudan or any agent, "Specially Designated National" or
        "Blocked Person" (identified in 31 CFR, Subtitle B, Chapter V, Appendix
        1) thereof or

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        with any other person subject to sanctions under any of the foreign assets control regulations of the United States Treasury Department (31
        CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or any person or entity in those countries or with those persons, or perform contracts in support of projects in or for the benefit of those countries or those persons.

62. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity that would give rise to any claim against the Company or any Underwriter for brokerage commissions, finder's fees or other payments in connection with the Global Offering.

63. AMC is currently prohibited, directly or indirectly, from (i) repaying to the Company any loans or advances to it from the Company; or (ii) paying any dividends or other distributions to the Company declared and payable on the Company's direct or indirect equity interest in it.

64.     In respect of the connected transactions (as defined under the Hong Kong
        Listing Rules) with the Selling Shareholder (the "Connected
        Transactions"):

        (a) The statements contained in the Prospectus relating to the Connected Transactions are true, accurate and complete and there are no other facts known or which could on reasonable enquiry have been known to the Directors, the omission of which would make any such statements misleading, and there are no other
                Connected Transactions which have not been disclosed in the Prospectus;

        (b) All information (including but not limited to historical figures) and documentation provided by the Company to the Joint
                Global Coordinators, the Joint Sponsors and the Hong Kong
                Underwriters are true, accurate and complete in all material respects and there is no other information or documents which have not been provided the result of which would make the information and documents so received misleading;

        (c)     The transactions referred to in the section entitled
                "Relationship with CLIC" in the Prospectus have been entered into, and will be carried out, in the ordinary and usual course of business, on normal commercial terms and are fair and reasonable insofar as the shareholders of the Company are concerned and the Directors, including the independent non-executive Directors, in coming to their views have made, as they consider, due and proper inquiries and investigations of such transactions;

        (d) Each of the Company and the Selling Shareholder has at all relevant times complied with and will continue to comply with the terms of the Connected Transactions disclosed in the Prospectus for so long as the agreement relating thereto is in effect, and shall inform the Joint Global

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                Coordinators and the Joint Sponsors promptly should there be any breach of any such terms either before or after the listing of the H Shares on the Stock Exchange; and

        (e) Each of the Connected Transactions agreements disclosed in the Prospectus constitutes a legal, valid and binding agreement, enforceable in accordance with its terms by the relevant member of the China Life Group against the other party subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditor rights and to general equitable principles.

65.     The Company has filed with the Director-General of Kanto Local Finance
        Bureau of the Ministry of Finance of Japan (the "KLFB") a securities registration statement with respect to the Japanese POWL and amendments to such securities registration statement pursuant to the Securities and Exchange Law of Japan; a further amendment to such securities registration statement in the form heretofore delivered to the Joint
        Global Coordinators is proposed to be filed by the Company with the KLFB promptly after the execution of the International Underwriting Agreement
        (such securities registration statement and all such amendments, collectively, the "Japanese Securities Registration Statement"); the registration made under the Japanese Securities Registration Statement will become effective as at the date hereof; and the Japanese Securities
        Registration Statement, on the date hereof, (i) conforms in all material respects to the requirements of Securities and Exchange Law of Japan and the cabinet orders and ministerial ordinances and other rules and regulations thereunder (the "Japanese Rules and Regulations"), and (ii) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

66. The Company has prepared a preliminary prospectus with respect to the Japanese POWL (the "Japanese Preliminary Prospectus") and intends to prepare a supplement or supplements to the Japanese Preliminary
        Prospectus which together with the Japanese Preliminary Prospectus will form a final prospectus (the "Japanese Final Prospectus"); and the Japanese Preliminary Prospectus at the time of issue thereof conformed, and the Japanese Final Prospectus at the time of issue thereof will conform, in all material respects to the requirements of the Securities and Exchange Law of Japan and the Japanese Rules and Regulations, and the Japanese Preliminary Prospectus at the time of issue thereof did not, and the Japanese Final Prospectus at the time of issue thereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

67. Since the respective dates as of which information is given in the Japanese Securities Registration Statement and the Japanese Final
        Prospectus, there has not been any material adverse change in the business, prospects, management, shareholders' or owners' equity, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole, or any event which is likely to result in any such material adverse change.

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68.     Any certificate signed by any officer of the Company and delivered to the Joint Global Coordinators or counsel for the Hong Kong Underwriters in connection with the Global Offering shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Hong Kong Underwriter.

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                                     PART 2

The Selling Shareholder further represents, warrants and undertakes to the Joint
Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters and each of them as follows:

1.      It is a state-owned enterprise duly established in the PRC.

2. Each of this Agreement and the Restructuring Agreements to which the Selling Shareholder is a party has been duly authorized, executed and delivered by the Selling Shareholder, and constitutes a legal, valid and binding agreement of the Selling Shareholder, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

3. All Approvals of or with any Governmental Agency having jurisdiction over the Selling Shareholder or any of its properties required for the deposit of the H Shares in the form of the ADSs by the Selling
        Shareholder, for the sale and delivery of the H Shares and the ADSs to be sold by the Selling Shareholder hereunder and under the International
        Underwriting Agreement and for the authorization, execution and delivery by the Selling Shareholder of this Agreement and the International
        Underwriting Agreement have been obtained or made and are in full force and effect, except as may be required under the United States state securities or Blue Sky laws or under any laws of jurisdictions outside the PRC and the United States in connection with the purchase and distribution of the H Shares and ADSs by or for the account of the Underwriters; and the Selling Shareholder has full right, power and authority to enter into this Agreement and the International
        Underwriting Agreement and to sell, assign, transfer and deliver the H
        Shares to be sold by the Selling Shareholder hereunder and under the International Underwriting Agreement, in each case free and clear of all liens, security interests, charges, encumbrances, equities or claims of any kind.

4. The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under this Agreement, the International Underwriting Agreement, the Restructuring
        Documents and the consummation of the transactions contemplated hereunder and thereunder, the sale of the H Shares or ADSs to be sold by the Selling Shareholder hereunder and under the International
        Underwriting Agreement, and the deposit of the Offer Shares in the form of the ADSs by the Selling Shareholder, did not, and will not contravene any provision of (i) the Articles of Association, business license, the insurance business permit or other constituent documents of the Selling
        Shareholder, (ii) any law or statute or any rule, regulation, judgment, order, decree or Approval of any Governmental Agency having jurisdiction over the Selling Shareholder, (iii) any agreement or other instrument binding upon the Selling Shareholder, or (iv) any judgment, order or decree of any Governmental Agency having jurisdiction over the Selling
        Shareholder, except, in the case of (iii) and (iv), as would not (x) individually or in the aggregate, have a Material

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

        Adverse Effect, or (y) affect the validity of, or have any adverse effect on, the issuance and sale of the H Shares and ADSs or the other transactions contemplated hereunder or under the International
        Underwriting Agreement. No Approval is required for the performance by the Selling Shareholder of its obligations under this Agreement, the International Underwriting Agreement and the Restructuring Documents, the sale of the H Shares or ADSs to be sold by the Selling Shareholder hereunder or under the International Underwriting Agreement, and the deposit of the Offer Shares in the form of the ADSs by the Selling
        Shareholder, except such Approvals as have been obtained and are in full force and effect and copies of which have been furnished or made available to the Joint Global Coordinators.

5. The Selling Shareholder has good and valid title to the H Shares and the ADSs to be sold by the Selling Shareholder hereunder and under the International Underwriting Agreement, free and clear of all liens, security interests, charges, encumbrances, equities or claims of any kind; and, upon delivery of the H Shares and the ADSs and payment therefor pursuant hereto and thereto, good and valid title to such H
        Shares or ADSs, free and clear of all liens, security interests, charges, encumbrances, equities or claims of any kind, will pass to the Underwriters, as applicable, and (to the extent described in the Prospectus) the initial purchasers thereof.

6. Except as described in the Prospectus, neither the Selling Shareholder nor any of its subsidiaries has taken, or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in under the Exchange Act, the Securities and Futures Ordinance, the rules and regulations of the Stock Exchange or the Hong Kong Listing Rules, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the H Shares or the ADSs.

7. Under the laws of the PRC, none of the Selling Shareholder and its subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waivers and agreements of the Selling Shareholder in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement are legal, valid and binding under the laws of the PRC.

8. Except as disclosed in the Prospectus, the H Shares delivered by the Selling Shareholder will be freely transferable by the Selling
        Shareholder; and, except as described in the Prospectus, there are no restrictions on subsequent transfers of the shares under the laws of the PRC, Hong Kong or the United States.

9. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against the Selling
        Shareholder or any Underwriter for a

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

        brokerage commission, finder's fee or other like payment in connection with the Global Offering.

10. Any certificate signed by any officer of the Selling Shareholder and delivered to the Joint Global Coordinators or counsel for the Hong Kong
        Underwriters in connection with the Global Offering shall constitute a representation and warranty hereunder by the Selling Shareholder, as to matters covered thereby, to each Hong Kong Underwriter.

To the extent any Warranties in this schedule 4 are also included in substantially similar terms in the International Underwriting Agreement, but the terms or scope are modified or qualified in the form contained in the International Underwriting Agreement, the same modifications or qualifications shall be deemed to apply to the relevant Warranties under this Agreement, all of which shall be interpreted accordingly with effect from the date of this Agreement.

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                                   SCHEDULE 5

                       THE CONDITIONS PRECEDENT DOCUMENTS

                                     PART A

1.   LEGAL DOCUMENTS

(A) Four certified copies of the resolutions of the shareholders of the Company referred to in the paragraph headed "Resolutions of our shareholder" in appendix IX to the Prospectus.

(B) Four certified copies of all resolutions referred to in paragraph F of the recitals to this Agreement

(C) Four certified copies of the resolutions of the governing body of CLIC or other lawful authorisation document (which incorporates, as appropriate, a power of attorney), inter alia:

        (i) approving and authorising the execution on behalf of CLIC of this Agreement together with all other agreements and documents necessary for the Global Offering; and

        (ii)    approving its sale of ADSs (or H Shares as the case may be).

(D) Four certified copies (with four signed originals to follow as soon as possible) of each of the Receiving Bankers' Agreements.

(E)     Four certified copies of the Registrar's Agreement.

(F) Four certified copies of the EIPO Agreement between the Company and Hongkong Clearing.

(G) Four certified copies of each of the contracts of the Directors and the Company's supervisors pursuant to the requirements of paragraphs 48 and 49, respectively, of Part I of Appendix 7 to the Hong Kong Listing
        Rules.

2.      DOCUMENTS RELATING TO THE HONG KONG PUBLIC OFFERING

(A)     Eight printed copies of each of the Prospectus and the Application
        Forms, each duly signed by the Directors or their respective duly authorised attorneys and, if signed by their respective duly authorised attorneys, certified copies of the relevant power of attorney or authorisation document.

(B) One original of the Verification Notes signed by or on behalf of each person to whom responsibility is therein assigned.

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

(C)     Four signed originals of the accountants' report dated the Prospectus
        Date issued by the Reporting Accountants, the text of which is contained in appendix I to the Prospectus.

(D)     Four certified copies of each of the Company Accounts and the Company
        Pro Forma Financial Statements.

(E) Four signed originals of each of the two letters both dated the Prospectus Date issued by the Reporting Accountants in connection with the forecast for the year ending 31st December, 2003, and the sum of pro forma profit for the nine months ended 30th September, 2003 and forecast profit for the three months ending 31st December, 2003, respectively, the texts of both which are contained in appendix IV to the Prospectus.

(F) Four certified copies of each of the two profit forecast memoranda and the working capital forecast memorandum issued to the Reporting
        Accountants and signed by the Directors.

(G)     Four original letters dated the Prospectus Date from the Reporting
        Accountants addressed to the Hong Kong Underwriters confirming, inter alia, the indebtedness statement contained in the Prospectus and commenting on the statement contained in the Prospectus as to the sufficiency of working capital and on the other financial information set out in the Prospectus, such letter to be in the form previously approved by the Joint Global Coordinators on behalf of the Hong Kong
        Underwriters.

(H) Four signed originals of the actuarial consultants' report dated the Prospectus Date issued by the Actuarial Consultants, the text of which is contained in appendix III to the Prospectus.

(I) Four signed originals of the property valuation report dated the Prospectus Date issued by Sallmanns (Far East) Limited, the summary text of which is contained in appendix V to the Prospectus.

(J) Four signed originals of the letter, summary of values and valuation certificate dated the Prospectus Date issued by Sallmanns (Far East)
        Limited, the text of which is contained in appendix V to the Prospectus.

(K) A certified copy of each of the letters referred to in the paragraph headed "Other information - Consents and qualifications of experts" in appendix IX to the Prospectus containing consents to the issue of the Prospectus with the inclusion of references to the respective parties' names, and where relevant their reports, letters and valuation certificates in the form and context in which they are included.

(L) Four certified copies of letter from the Hong Kong Companies Registry confirming that the documents referred to in the paragraph headed
        "Documents delivered to and registered with the Registrar of Companies" in appendix X to

                                       76


        the Prospectus have been delivered to the Registrar of Companies in Hong Kong pursuant to section 342C of the Companies Ordinance.

(M) A certified copy of each of the material contracts referred to in the paragraph headed "Further information about our business - Summary of material contracts" in appendix IX to the Prospectus (other than this Agreement).

(N) Four certified copies of a certificate as to the accuracy of the Chinese translation of the Hong Kong Offering Documents and given by the relevant translator.

(O) A certified copy of the listing agreement executed by the Company and delivered to the Hong Kong Stock Exchange.

3.      LEGAL OPINIONS

        Facsimile copies (with four signed originals to follow as soon as possible) of all legal opinions from King & Wood in respect of, inter alia, the Restructuring, the Company and the Group, various contracts and operation arrangements of the Group governed under PRC laws and properties owned and leased by the Group, submitted or required to be submitted to the Hong Kong Stock Exchange, all in forms satisfactory to the Global Coordinators.

4.      OTHER DOCUMENTS

(A) An original confirmation letter from each Director to the Joint Sponsors confirming that he has, and an original confirmation letter from the Company to the Joint Sponsors confirming that the Directors have, read and understood: (i) the memorandum dated 25th September, 2003 prepared jointly by Debevoise & Plimpton, Allen & Overy and King & Wood setting out the differences and similarities between H Shares and ADSs and between the rights and obligations of holders of H Shares and ADSs, and
        (ii) the three memoranda prepared by Debevoise & Plimpton, Allen & Overy and King & Wood, respectively, setting out the nature of responsibilities of the Directors under US, Hong Kong and PRC law, respectively, and that Debevoise & Plimpton, Allen & Overy and King & Wood have explained the contents of the relevant memoranda to him, such letters all being dated 26th September, 2003 (other than the letter issued by Mr. Chau Tak Hay, which is dated 29th September, 2003).

(B)     (i)     Four certified copies of the responsibility letter signed by each Director;

        (ii) Four certified copies of each of the powers of attorney and statements of interests signed by each Director; and

        (iii) Four certified copies of the statements of interests signed by each supervisor of the Company.

(C) Four copies of Forms H and I signed by each of the Directors and the Company's supervisors, respectively, and four certified copies of each of the following:

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

        (i) Each of the approval documents referred to in paragraphs A and D of the recitals to this Agreement (certified as true by a Director);

        (ii) The business licence referred to in paragraph B of the recitals to this Agreement (certified as true by a Director); and

        (iii) The certificate of registration of the Company under Part XI of the Companies Ordinance.

                                     PART B

Four original Hong Kong comfort letters addressed to the Joint Sponsors as representatives of the Hong Kong Underwriters from the Reporting Accountants covering the Hong Kong Public Offering in a form satisfactory to the Joint Global Coordinators.

                                     PART C

(A) Four original bringdown Hong Kong comfort letters addressed to the Joint Sponsors as representatives of the Hong Kong Underwriters from the Reporting Accountants dated as of the date of the Closing, in a form previously approved by the Joint Global Coordinators.

(B) Four signed originals of the legal opinions from each of King & Wood and Haiwen & Partners as required under the International Underwriting Agreement.

(C) Four signed originals of the legal opinions from each of Debevoise & Plimpton and Skadden, Arps, Slate, Meagher & Flom LLP as required under the International Underwriting Agreement.

(D) Four signed originals of the Hong Kong legal opinions from each of Allen & Overy and Baker & McKenzie as required under the International Underwriting Agreement.

(E) Four certified copies of each of the resolutions of the board committee of the Company relating to the Global Offering approving, inter alia, the basis of allotment and allotment of H Shares to allottees.

(F) Four signed originals of a sponsors' agreement between the Company and the Joint Sponsors.

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                                   SCHEDULE 6

                  HONG KONG UNDERWRITERS' SET OFF ARRANGEMENTS

1. This Schedule sets out the arrangements and terms pursuant to which the obligations of each Hong Kong Underwriter under clause 5 of this Agreement will be reduced to the extent that it makes (or procures to be made) one or more Valid Applications which is or are accepted (hereafter referred to as "Underwriters' Applications"). These arrangements mean that in no circumstances will any Hong Kong Underwriter have any further liability as a Hong Kong Underwriter if one or more Underwriters' Applications, duly made by it or procured by it to be made, are validly made and accepted for not less than the number of the Hong Kong Offer Shares noted against its name in Schedule 3.

2. In order to qualify as Underwriters' Applications, such applications must be made on one or more Application Forms and delivered, together with a cheque or cheques or banker's cashier order or orders for the amounts payable on application (including brokerage, transaction levy, investor compensation levy and Hong Kong Stock Exchange trading fee), to the Joint Global Coordinators by not later than 10:00 a.m. on the Acceptance Date. Each such application must bear the stamp of the Hong Kong Underwriter or the Hong Kong Underwriter's broker or nominee by whom or on whose behalf the application is made or, if made by the Hong Kong Underwriter's sub-underwriter, marked to identify the relevant Hong Kong Underwriter and there must be clearly marked on the Application Form(s) "China Life Insurance Company Limited - Sub-Underwriter's Application". These applications will subsequently be notified and delivered by the Joint Global Coordinators to the Receiving Bankers by 12:00 noon on the Acceptance Date.

3. If all of the Hong Kong Offer Shares shall not have been validly both applied and paid for in the manner referred to in this Agreement, each Hong Kong Underwriter will, subject to the provisions of this Agreement, be obliged to take up the proportion of the shortfall that (a) its net underwriting participation (that is its underwriting participation pursuant to clause 5 less the aggregate number of Hong Kong Offer Shares for which Underwriters' Applications have been made by it or procured to be made by it to the extent that they have been accepted and up to the limit of its underwriting participation), bears to (b) the aggregate of the underwriting participation of all the Hong Kong Underwriters including itself less the aggregate number of Hong Kong Offer Shares for which Underwriters' Applications have been made (including by itself).

4. The obligations of Hong Kong Underwriters determined pursuant to paragraph 3 above may be rounded, as determined by the Joint Global Coordinators in their sole discretion, to avoid fractions. The determination of the Joint Global Coordinators shall be final and conclusive.

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

5. No preferential consideration will be given in respect of Underwriters' Applications.

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

                                   SCHEDULE 7

                              THE CONTINGENCY PLAN

TO: Receiving Banks and Computershare

CONTINGENCY PLAN IN THE EVENT OF EXCESS DEMAND IN THE PUBLIC OFFER FOR CHINA LIFE INSURANCE COMPANY LIMITED ("CHINA LIFE" OR THE "COMPANY")

Re: Proposed issue of shares of RMB 1.00 each in the Company (each, a "Share") by way of, inter alia, offering certain Shares to the public for subscription in Hong Kong (the "Public Offer" and the Shares to be offered under the Public Offer, the "Public Offer Shares")

We are writing to set out the contingency plan for dealing with the potential higher than expected level of interest in the Public Offer. In the event that demand for the Public Offer Shares is higher than expected, such that the number of applications on the White application forms and Yellow application forms, (together, the "Application Forms"), and the EIPO (for CCASS participants) received altogether exceeds the anticipated volume of 300,000, it is proposed that the following contingency procedures may be adopted (subject to agreement between the Company, China International Capital Corporation Limited ("CICC"), Citigroup Global Markets Asia Limited ("Citigroup"), Credit Suisse First Boston (Hong Kong) Limited ("CSFB") and Deutsche Bank AG, Hong Kong Branch ("Deutsche") (together, the "Joint Global Coordinators" or "JGCs"), the Receiving Banks (as defined below) and Computershare Hong Kong Investor Services Limited ("Computershare")):

The three receiving banks to the Public Offer, namely, The Bank of East Asia, Limited ("BEA"), Bank of China (Hong Kong) Limited ("BOC") and The Hongkong and Shanghai Banking Corporation Limited ("HSBC") (each a "Receiving Bank" and together, the "Receiving Banks") have each individually undertaken to handle and process 100,000, 100,000 and 100,000 applications and monies, respectively.

1. In the event where the estimated aggregate number of applications is lower than or equal to 300,000, each Receiving Bank shall provide the JGCs, no later than 2:30 p.m. on the closing date for applications under the Public Offer (the "Application Closing Date") the estimated total number of applications received. The JGCs shall, by no later than 3:30 p.m. on the same day and after consultation with the Company, exercise its discretion to require any of the Receiving Banks which has received applications in excess of their respective processing commitment (as set out above) to deliver to the other Receiving Banks with spare capacity such number and such type of applications in different denomination for processing. The JGCs will arrange for such delivery with the joint supervision of the Receiving Bank(s) before 6:00 p.m. on the same day. The relevant Receiving Bank(s) receiving the re-allocated applications shall not be obliged to process such applications up to its processing commitment (as detailed above), but shall do so on a best effort basis.

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

2. In the event where the estimated aggregate number of applications is in excess of 300,000, based on the estimated aggregate number of applications received under the Public Offer, the relevant parties including the Company, the JGCs, the Receiving Banks and Computershare will determine and communicate to each of the Receiving Banks by no later than 5:00 p.m. on the Application Closing Date the number of applications to be fully processed (the "Critical Amount") (such number will be equal to or less than 300,000) as part of the resources of Computershare will be employed to handle the Lesser Applications (as defined below). The JGCs should indicate to the Receiving Banks the preliminary Critical Amount and Cut-off Point (as defined below) by no later than 2:00 p.m. on the day immediately prior to the Application Closing Date of the Public Offer, provided that the Cut-off Point, once indicated, can only be revised downwards (to applications for a lesser number of shares) but not upwards.

3. Based on the Critical Amount, the Company, the JGCs, the Receiving Banks and Computershare will determine a "cut-off" point whereby (i) Applications for Shares equal to or above this "cut-off" point (the "Greater Applications") will be fully processed by the Receiving Banks and Computershare, the relevant cheques presented for payment, and (ii) Applications for Shares below this "cut-off" point (the "Lesser Applications") will not be fully processed by the joint receiving banks and Computershare but will be handled in accordance with paragraphs (4) to (7) below. The relevant cheques of the Lesser Applications will not be presented for payment until the successful Lesser Applications are determined (see paragraph (5) below).

        3.1 Once the cut-off point is established, no change can be made to the agreed Lesser Applications as any change will result in a significant delay in processing.

        3.2 No Application will be processed on the Computer System until the Lesser Applications are agreed upon. Process before the number is agreed upon would mean all Applications processed until that point of time would have to be re-processed and therefore will result in a significant delay in processing.

        3.3 The Lesser Applications for each category of Shares applied for will be organised in batches of 50 Applications each by the Receiving Banks. The batches will be numbered and forwarded to Computershare. For EIPO, a dummy batch number will be applied to Computershare's pre-balloting system which will represent batches of EIPO applications as per the denomination applied to paper batches. This unique number will represent the batch number. The balloting software will have the functionality to either ballot by batch number or application number as required by the pre-balloting procedure. These dummy numbers will be added to the list of batch numbers provided by the Receiving Banks.

4. Computershare will, based on basis of allocation determined by the Company and the JGCs, conduct a computer programmed ballot of the Lesser Applications to determine the Successful Lesser Applications therefrom. The application 'pre-

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

        ballot' (for both physical and EIPO) process will be based on the same methodology as for the batch number 'pre-ballot'. The process of the computer programmed ballot of the Lesser Applications is as follows:

        4.1 For each type of the White and Yellow Application Forms pursuant to which of the Public Offer Shares are applied for, input the batch numbers into the computer. For EIPO, Computershare will have to apply the dummy numbers and add to the list of physical application batch numbers.

        4.2 The computer selects a number of batches pursuant to a ballot program.

        4.3 The computer system in the next phase then selects the Successful Lesser Applications and a number of Reserved Applications ("Reserved Lesser Applications") pursuant to a ballot program. The number of Reserved Lesser Applications must be agreed among the parties prior to running of the pre-balloting programs.

        4.4 All Applications under those selected batches will be numbered by one of the Receiving Banks and then delivered to Computershare for input into the computer.

5. The Successful Lesser Applications will then be processed by the Receiving Banks and Computershare. The relevant cheques for both the Successful Lesser Applications and the Reserved Lesser Applications will be presented for payment on timing to be mutually agreed among the parties.

        For EIPO, as all these applications have been considered processed, i.e., the cheques are banked and all EIPO information is in the computer system, then the unsuccessful EIPO applications will later be refunded (together with unsuccessful Greater Applications).

6. If there are any bounced cheques from the Successful Lesser Applications, then the Reserved Lesser Applications will be extracted to replace the bounced ones.

7. The unsuccessful Lesser Applications will not be processed further (the relevant cheques will not be presented for payment) and will be returned to the applicants.

        For EIPO, as EIPO applications have been considered processed, those unsuccessful applications will be refunded by cheque, at the same time as, and as per the unsuccessful greater applications. The unused Reserved Lesser Applications will be refunded by cheques also, at the same time.

Other Considerations:

8. In relation to the Contingency Plan, as discussed above, the need at short notice to print and deliver more prospectuses and application forms has been accommodated for by our printers, whereby the printers has agreed on a minimum notice period of 24 hours.

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

9. If the demand for the Public Offer is so overwhelming that the number of applicants trying to lodge their application forms at any one of the collecting branches becomes unmanageable, the JGCs and/or the Company may inform the Stock Exchange and request that the period for the Public Offer or/and the opening hours of any branches of any Receiving Bank involved be extended and/or number of any branches of any Receiving Bank as collecting branches be added, subject to such terms and conditions as may be agreed with the Receiving Banks.

10. We expect each of the Receiving Banks to monitor and control the order at their respective branches, including but not limited to the distribution of application forms and prospectuses, collection of applications forms as well as crowd control during the IPO offering period. If the situation becomes uncontrollable or chaotic, then we expect the relevant Receiving Banks to inform us to discuss any immediate action, which may include without limitation notifying the relevant authorities by the JGCs and the Company. Each of the Receiving Banks may at its absolute discretion liaise with the police on crowd management issue and/or draft in additional staff. In the event of adding additional branches or drafting in additional staff, a standard rate to be agreed by the Company and the individual Receiving Bank shall apply and shall on demand be payable by the Company to the corresponding Receiving Bank.

Alan Wong (Office Tel no. 2501-2145, Mobile Phone no. 9885-0204) of Citigroup will be the contact person to consult with the JGCs to make the relevant decisions in the case of changes or revision on the number of distribution points if in fact the need arises and/or other urgent matters.

Please confirm your agreement to the above by countersigning and returning the attached copy of this letter.

For and on behalf of
China Life Insurance Company Limited


-----------------------
Name:
Title:

China International Capital Corporation Limited


-----------------------
Name:
Title:

Citigroup Global Markets Asia Limited


-----------------------
Name:
Title:

Credit Suisse First Boston (Hong Kong) Limited


-----------------------
Name:
Title:

Deutsche Bank AG, Hong Kong Branch


-----------------------
Name:
Title:

Accepted by:
The Hongkong and Shanghai Banking Corporation Limited


-----------------------

Bank of China (Hong Kong) Limited


-----------------------

The Bank of East Asia, Limited


-----------------------

Computershare Hong Kong Investor Services Limited


-----------------------

                                 SIGNATURE PAGE

THE COMPANY

SIGNED by                                 )
for and on behalf of                      )
[NAME OF COMPANY IN CHINESE]              )
(CHINA LIFE INSURANCE                     )
COMPANY LIMITED)                          )

THE SELLING SHAREHOLDER

SIGNED by                                 )
for and on behalf of                      )
[NAME OF COMPANY IN CHINESE]              )
(CHINA LIFE INSURANCE                     )
(GROUP) COMPANY)                          )

THE JOINT GLOBAL COORDINATORS

SIGNED by                                 )
for and on behalf of                      )
CHINA INTERNATIONAL                       )
CAPITAL CORPORATION LIMITED               )

SIGNED by                                 )
for and on behalf of                      )
CITIGROUP GLOBAL                          )
MARKETS ASIA LIMITED                      )

SIGNED by                                 )
for and on behalf of                      )
CREDIT SUISSE FIRST BOSTON                )
(HONG KONG) LIMITED                       )

SIGNED by                                 )
for and on behalf of                      )
DEUTSCHE BANK AG,                         )
HONG KONG BRANCH                          )

THE JOINT SPONSORS

SIGNED by                                 )
for and on behalf of                      )
CHINA INTERNATIONAL                       )
CAPITAL CORPORATION                       )
(HONG KONG) LIMITED                       )

SIGNED by                                 )
for and on behalf of                      )
CITIGROUP GLOBAL                          )
MARKETS ASIA LIMITED                      )

SIGNED by                                 )
for and on behalf of                      )
CREDIT SUISSE FIRST BOSTON                )
(HONG KONG) LIMITED                       )

SIGNED by                                 )
for and on behalf of                      )
DEUTSCHE BANK AG,                         )
HONG KONG BRANCH                          )

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THE HONG KONG UNDERWRITERS

SIGNED by                                 )
for and on behalf of                      )
CHINA INTERNATIONAL                       )
CAPITAL CORPORATION                       )
(HONG KONG) LIMITED                       )

SIGNED by                                 )
for and on behalf of                      )
CITIGROUP GLOBAL                          )
MARKETS ASIA LIMITED                      )

SIGNED by                                 )
for and on behalf of                      )
CREDIT SUISSE FIRST BOSTON                )
(HONG KONG) LIMITED                       )

SIGNED by                                 )
for and on behalf of                      )
DEUTSCHE BANK AG,                         )
HONG KONG BRANCH                          )

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SIGNED by                                 )
as attorney for and on behalf of each of  )
the other HONG KONG UNDERWRITERS          )
(as defined herein)                       )